                                                                     EXHIBIT 2.1


                         AGREEMENT AND PLAN OF MERGER



                                BY AND AMONG


                             AT HOME CORPORATION,


                            TRANSITORY CORPORATION


                                      AND


                        NARRATIVE COMMUNICATIONS CORP.



                               DECEMBER 17, 1998

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is entered into as of December 17, 1998, by and among At Home Corporation, a Delaware corporation ("ACQUIRER"), Transitory Corporation, a Delaware corporation wholly owned by Acquirer ("MERGER SUB") and Narrative Communications Corp., a Delaware corporation ("TARGET").

     WHEREAS, the Boards of Directors of Acquirer, Merger Sub and Target each have determined that the acquisition of Target by Acquirer is in the best interests of their respective companies and stockholders, have approved the Merger and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein;

     WHEREAS, the parties intend that: (a) Acquirer has organized Merger Sub as a new Delaware corporation and a wholly owned subsidiary of Acquirer; (b) Merger Sub will merge with and into Target in a reverse triangular merger (the "MERGER"); and (c) Target will be the surviving corporation (the "SURVIVING CORPORATION") of the Merger. Upon the effectiveness of the Merger, all the outstanding capital stock of Target will be converted into capital stock of Acquirer, and Acquirer will assume all outstanding options and warrants to purchase shares of Target capital stock. Each of these events will be subject to and carried out pursuant to the terms and conditions of this Agreement and a Certificate of Merger substantially in the form of Exhibit A (the "CERTIFICATE
                                                   ---------
OF MERGER") and the applicable provisions of the laws of the State of Delaware;

     WHEREAS, the Merger is intended to be treated as: (a) a purchase for accounting purposes and (b) a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "CODE"), by virtue of the provisions of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby the parties to this Agreement agree as follows:

     1.  CERTAIN DEFINITIONS OF GENERAL TERMS

          1.1 "ACQUISITION PROPOSAL" with respect to an Entity means any proposal or offer concerning the possible disposition of all or any substantial portion of Target's business, assets or capital stock by merger, consolidation, sale of assets or any other means or any other transaction that would involve a change in control of Target, but excluding (i) a potential working capital bridge loan facility with Silicon Valley Bank in an aggregate principal amount not to exceed one million five hundred thousand dollars ($1,500,000) and (ii) a loan or equity financing not to exceed twelve million dollars ($12,000,000) with investors with whom Target had commenced discussions on or before November 23, 1998 that will not preclude in any manner the consummation of the Merger and the transactions contemplated herein.

          1.2 "BEST EFFORTS" shall mean the commercially reasonable efforts that a prudent business Person desiring to achieve a particular result with respect to its business would use in order to ensure that such result is achieved as expeditiously as possible. An obligation to use "Best Efforts" under this Agreement does not require the Person subject to that obligation to take actions that would result in a

Material Adverse Change in the benefits to such Person under this Agreement or the other Merger Agreements.

          1.3 "CAUSE" shall mean (i) wrongful misappropriation of Acquirer's assets; (ii) conviction of a felony involving violence, dishonesty, conversion, theft or misappropriation of property of another, controlled substances, moral turpitude or regulatory good standing of Acquirer; (iii) drug or alcohol abuse which prevents employee from substantially performing his duties; or (iv) refusal to perform, or gross negligence with respect to the performance of, the duties assigned to him by Acquirer for any reason other than disability; provided, however, that is such cause is of the type described in clause (iv) and is susceptible of being cured, employee shall have a period of twenty (20) days after written notice has been received by employee to effect such cure or such longer period of time as may required for such cure, provided employee has commenced such cure within such twenty (20) days and is diligently prosecuting such cure.

          1.4  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          1.5 "CONTRACT" shall mean, with respect to any Person, any written or oral agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, purchase order, work order, insurance policy, benefit plan, commitment, covenant, obligation, promise or undertaking of any nature to which such Person is a party or by which its properties or assets may be bound or affected or under which it or its business, properties or assets receive benefits. See also "TARGET CONTRACTS".

          1.6 "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) other than liens for Taxes not yet due and payable.

          1.7 "ENTITY" shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

          1.8 "GAAP" shall mean U.S. generally accepted accounting principles, applied on a basis consistent with the basis on which the Target Financial Statements (defined in Section 4.8) were prepared.


          1.9 "INDEMNIFIED PERSON" means any individual or entity that is indemnified pursuant to Article 11 hereof.

          1.10  "KNOWLEDGE"

               (a) An individual shall be deemed to have "Knowledge" of a particular fact or other matter if such individual is after due inquiry actually aware of such fact or other matter.

               (b) Target shall be deemed to have "Knowledge" of a particular fact or matter only if a director or Key Employee has or had Knowledge of such fact or matter.

          1.11 "LIABILITY" shall mean any debt, obligation, duty or liability of any nature including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability, regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

          1.12 "MATERIAL ADVERSE CHANGE" and "MATERIAL ADVERSE EFFECT" shall mean one or more changes in, or effects on, the business, financial condition, operations, results of operations, assets or liabilities of Acquirer or Target (as the case may be) that, individually or in the aggregate, results in or would reasonably be expected to result in a material adverse effect on, or a material adverse change in, the business, financial condition, operations, results of operations, assets or liabilities of the affected party taken as a whole. A statement in this Agreement that an event or state of affairs "has," "does not have," "would have," or "would not have" (or similar statements) a Material Adverse Change or Material Adverse Effect, shall be deemed to mean that such event or state of affairs both: (a) has (or does not have), does (or does not), will (or will not), or would (or would not), result in, and/or (b) would (or would not) reasonably be expected to result in, the consequences described in the preceding sentence.

          1.13 "MERGER AGREEMENTS" shall include: (a) this Agreement; (b) the Escrow Agreement; (c) the Rights Agreement; and (d) the Voting Agreement; (e) the Non-Competition Agreement; (f) the Certificate of Merger and (g) all other agreements to which at least one party to this Agreement will be a party and that must be executed pursuant to this Agreement.

          1.14 "ORDER" shall mean any:

               (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other governmental body or any arbitrator or arbitration panel; or

               (b) Contract with any governmental body that is entered into in connection with any Proceeding.

          1.15 "ORDINARY COURSE OF BUSINESS". An action taken by or on behalf of Acquirer or Target (as the case may be) shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

               (a) such action is consistent with such party's past customary business practices and taken in the ordinary course of such party's normal day to day operations;

               (b) such action is not required to be authorized by such party's stockholders, board of directors or any committee of its board of directors and does not require any other separate or special authorization of any nature; and

               (c) such action is similar in nature and magnitude to actions customarily taken, without any special or separate authorization, in the ordinary course of the normal day to day operations of other entities that are employed in businesses similar to such party's business.

          1.16 "PERMITTED ENCUMBRANCE" shall mean any (i) statutory lien for taxes, (ii) encumbrance in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not materially detract from the value of the property encumbered thereby or materially impair the use of such property in the Business as currently conducted or proposed to be conducted, (iii) statutory or common law lien to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iv) deposit or pledge made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable law or other social security, (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, and (vi) restrictions on transfer of securities imposed by applicable state and federal laws.

          1.17 "PERSON" shall mean any individual, Entity or governmental body.

          1.18 "PROCEEDING" shall mean any action, claim, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before any governmental body or any arbitrator or arbitration panel.

          1.19 "SEC" shall mean the Securities and Exchange Commission.

          1.20 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          1.21 "TARGET CONTRACT" shall mean any Contract:


               (a)  to which Target is a party;

               (b) by which Target or any of its assets is or may become bound or under which Target has or may become subject to any obligation; or

               (c)  under which Target has or may acquire any right or interest.

          1.22 "TARGET STOCKHOLDER" shall mean a holder of shares of Target's capital stock, including Target Common Stock and Target Preferred Stock (each defined in Section 4.5) .

          1.23 The definitions of the following defined terms are set forth in the following Sections:

Definition                                      Section
-----------                                     -------
Acquirer                                        p.1, Para. 1.
Acquirer Damages                                11.3
Acquirer and Merger Sub Tax
  Representations                               8.9
Acquirer Disclosure Package                     5.5
Acquirer Disclosure Schedule                    5.0
Acquirer Merger Agreements                      5.2(a)
Acquisition Proposal                            1.1
Agreement                                       pg. 1, Para. 1.
CERCLA                                          4.21(a)
Best Efforts                                    1.2
COBRA                                           4.18(h)
Cause                                           1.3
Certificate of Merger                           pg. 1, Para. 3
Closing                                         2.1(a)(i)
Closing Date                                    2.1(a)(i)
Closing Price                                   2.2(a)(ii)(A)
Code                                            pg. 1, Para. 4.
Code                                            1.4
Contract                                        1.5
Conversion Ratio                                2.2(a)(ii)(D)
Damages                                         11.3
disposal                                        4.21(a)
DGCL                                            2.2(b)(i)
D&O Group                                       10.5
Dissenting Shares                               2.2(b)(i)
Effective Time                                  2.1(a)(ii)
Encumbrance                                     1.6
ERISA                                           4.18(c)
ERISA Affiliate                                 4.18(c)
Escrow Agent                                    2.4(a)
Escrow Agreement                                2.4(a)
Escrow Percentage                               2.4(b)
Escrow Period                                   2.4(c)
Escrow Shares                                   2.4(b)
Entity                                          1.7
Exchange Act                                    5.6
Exchange Agent                                  2.3(a)(i)
Exchange Option                                 2.2(c)(i)
Exchange Share                                  2.2(a)(i)
Final Balance Sheet                             4.8
Fiscal Year End                                 5.5
GAAP                                            1.8
HSR Act                                         3.8
Hazardous Materials                             4.21(a)
Information Statement                           6.12(b)
Intellectual Property Rights                    4.10(a)

Indemnified Person                              1.9
Interim Financial Statements                    4.8
Key Employees                                   2.5(c)(i)
Knowledge                                       1.10
Liability                                       1.11
Material Adverse Change                         1.12
Material Adverse Effect                         1.12
Material Target Contracts                       4.16(a)
Merger                                          pg. 1, Para. 3.
Merger Agreements                               1.13
Merger Sub                                      pg. 1, Para. 1.
New Options                                     3.5
New Target Option Plan                          3.5
NDA                                             3.2
Non-Compete Agreements                          3.3(b)
Order                                           1.14
Ordinary Course of Business                     1.15
Permitted Encumbrance                           1.16
Person                                          1.17
Pre-Closing Period                              6.0
Proceeding                                      1.18
release                                         4.21(a)
RS Letter                                       11.2(c)
Restricted Shares                               2.5(c)(i)
Rights Agreement                                2.5(a)(ii)
SEC                                             1.19
SEC Reports                                     5.6
Securities Act                                  1.20
Severance Amount                                3.4(b)
Surviving Corporation                           pg. 1, Para. 3.
Target                                          pg. 1, Para. 1.
Target 401(a) Plan                              4.18(d)
Target Benefit Arrangements                     4.18(e)
Target Certificate of Incorporation             2.2(a)(i)
Target Certificates                             2.3(a)(i)
Target Common Stock                             4.5(a)
Target Contract                                 1.21
Target Contracts                                1.5
Target Damages                                  11.2
Target Disclosure Schedule                      4.0
Target Employee Plans                           4.18(c)
Target Financial Statements                     4.8
Target Information Statement                    6.5
Target IP Rights                                4.10(b)
Target Merger Agreements                        4.2(a)
Target Options                                  4.5(b)
Target Pension Plans                            4.18(d)
Target Preferred Stock                          4.5(a)

Target Stockholder                              1.22
Target Stockholders Questionnaire               6.12(c)
Target Tax Representations                      9.15
Tax                                             4.14(a)
Taxes                                           4.14(a)
threatened release                              4.21(a)
Total Exchange Shares                           2.2(a)(i)
Total Exchange Shares                           2.2(a)(ii)(B)
Total Target Shares                             2.2(a)(ii)(C)
Trading Window                                  2.5(a)(ii)
Year 2000 Compliant                             4.10(f)


     2.   PLAN OF MERGER

          2.1  The Merger. Subject to the terms and conditions of this
               ----------
Agreement, Merger Sub will merge with and into Target pursuant to this Agreement and the Certificate of Merger and in accordance with applicable provisions of the laws of the State of Delaware as follows:

               (a)  Timing of the Merger.
                    --------------------

                    (i)  The Closing. Unless this Agreement has first been
                         -----------
terminated pursuant to Article 10 hereof, the closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306 at 11:00 a.m., Pacific Standard Time on December 30, 1998, or, if all conditions to closing have not been satisfied or waived by such date, such other place, time and date as Target and Acquirer may mutually select (the "CLOSING DATE").

                    (ii) Effective Time of the Merger. The Merger shall become
                         ----------------------------
effective once the Certificate of Merger has been properly executed and duly filed with the Delaware Secretary of State and appropriate evidence of acceptance for filing has been obtained. This filing shall be made by the Acquirer concurrently with the Closing. For the purposes of this Agreement, the term "EFFECTIVE TIME" means the date and time at which such Certificate of Merger is filed or at such later time as is provided in the Certificate of Merger.

               (b)  Effects of the Merger. At the Effective Time: (i) Merger Sub
                    ---------------------
will merge with and into Target, Target will be the Surviving Corporation and the separate existence of Merger Sub will thereupon cease; (ii) each share of common stock of Merger Sub outstanding immediately prior to the Effective Time will convert into one share of common stock of the Surviving Corporation; (iii) the certificate of incorporation and bylaws of Merger Sub as of the Effective Time will become the certificate of incorporation and bylaws of the Surviving Corporation; (iv) the directors of Merger Sub immediately prior to the Effective Time will become the directors of the Surviving Corporation; (v) the officers of Merger Sub immediately prior to the Effective Time will become the officers of the Surviving Corporation; (vi) each share of Target Common Stock and Target Preferred Stock (each defined in Section 4.5) and each Target Option (defined in
Section 4.5) outstanding immediately prior to the Effective Time will be converted as provided in Section 2.2; and (vii) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

          2.2  Conversion of Shares and Options.
               --------------------------------

               (a)  Conversion of Shares.
                    --------------------

                    (i)  Overall Agreement. In connection with the Merger and
                         -----------------
pursuant to the provisions of this Agreement and the Merger Agreements, Acquirer will issue a certain number of fully paid and nonassessable shares of Acquirer Series A Common Stock (the "TOTAL EXCHANGE SHARES," and each share individually, an "EXCHANGE SHARE") in exchange for all of the capital stock of Target outstanding immediately prior to the Effective Time. All shares of Target Preferred Stock outstanding immediately prior to the Effective Time will have been converted to Target Common Stock at the then-applicable conversion ratio defined in the Amended and Restated Certificate of Incorporation of Target, attached as Exhibit B (the "TARGET CERTIFICATE OF INCORPORATION"). Each share of
            ---------
Target Common Stock owned by Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion pursuant to this
Section 2.2.

                    (ii)  Conversion Formula. Each share of Target Common Stock
                          ------------------
outstanding immediately prior to the Effective Time, including the shares into which Target Preferred Stock are converted and excluding any Dissenting Shares (as defined in Section 2.2(b)), by virtue of the Merger and at the Effective Time, without further action on the part of any Target Stockholder, will be converted solely into the right to receive a fraction of an Exchange Share equal to the Conversion Ratio. For the purposes of calculating the Conversion Ratio, and as used elsewhere in this Agreement, the following definitions apply:

                          (A)  the "CLOSING PRICE" shall equal the average
closing price (in U.S. dollars) of one share of Acquirer Series A Common Stock as quoted on the Nasdaq National Market over the fifteen (15) trading days immediately prior to the Closing Date; provided, however, that if such average closing price is higher than $55.67, then the Closing Price shall equal $55.67 and if such average closing price is lower than $48.45, then the Closing Price shall equal $48.45;

                          (B)  the "TOTAL EXCHANGE SHARES" shall be that number
of shares of Acquirer Series A Common Stock equal to one million four hundred forty thousand (1,440,000), multiplied by the quotient equal to $52.06 divided by the Closing Price, rounded to the nearest whole share.

                          (C)  the "TOTAL TARGET SHARES" equals (not including
treasury shares) the sum of: (1) the total number of shares of Target Common Stock outstanding immediately prior to the Effective Time; (2) the total number of shares of Target Common Stock issuable upon conversion of all outstanding shares of Target Preferred Stock immediately prior to the Effective Time at the applicable conversion ratio pursuant to the provisions of the Target Certificate of Incorporation; and (3) the total number of shares of Target Common Stock issuable upon exercise of all Target Options (other than the New Options which shall be excluded from the calculation) outstanding immediately prior to the Effective Time; and

                          (D)  the "CONVERSION RATIO" equals the Total Exchange
Shares divided by the Total Target Shares.

                    (iii) Adjustment for Capital Changes. If, prior to the
                          ------------------------------
Effective Time, Acquirer or Target recapitalizes through a split-up of its outstanding shares into a greater number, or a combination of its outstanding shares into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the Total Exchange Shares will be adjusted appropriately so as to maintain the proportionate interests of the Target Stockholders and the holders of Acquirer Series A Common Stock at the time of such recapitalization.

                    (iv) Fractional Shares. No fractional shares of Acquirer
                         -----------------
Series A Common Stock will be issued in connection with the Merger. However, in lieu thereof, each Target Stockholder who would otherwise be entitled to receive a fraction of an Exchange Share (excluding with respect to Target Options) will receive from Acquirer an amount of cash equal to the Closing Price multiplied by the fraction of an Exchange Share to which such holder would otherwise be entitled.

               (b)  Dissenting Shares.
                    -----------------

                    (i) For each Target Stockholder who exercises appraisal rights with respect to shares of Target capital stock in accordance with Section 262(d) of the Delaware General Corporation Law ("DGCL") and, as of the Effective Time, has not lost or effectively withdrawn such appraisal rights, such Target shares ("DISSENTING SHARES") will not be converted into or represent a right to receive the consideration described in Section 2.2(a). Instead, each holder of Dissenting Shares will be entitled only to such rights as are granted by Section 262 of the DGCL. The Exchange Shares to which such dissenting Target Stockholders would have been entitled had each assented to the merger will have the status of authorized and unissued shares of Acquirer.

                    (ii) For each Target Stockholder who demands appraisal rights with respect to such shares, but subsequently loses (through the failure to perfect or otherwise) or effectively withdraws such demand for appraisal rights in accordance with Section 262 of the DGCL, such holder's shares shall, as of the Effective Time (or, if after the Effective Time, upon the occurrence of such event) automatically be converted into and represent only the right to receive the consideration described in Section 2.2(a) upon surrender of the applicable certificate(s) as provided in Section 2.3.

                    (iii) Target shall comply with the notice and other procedural requirements set forth in Section 262(d)(2) of the DGCL with respect to any Target Stockholder who demands appraisal rights for such Target shares and has not lost or effectively withdrawn such demand for appraisal rights. Acquirer shall have the opportunity to participate in all negotiations and proceedings with respect to such demands. Target shall not, except with the prior written consent of Acquirer, voluntarily make any payment with respect to any demands for the exercise of appraisal rights or offer to settle or settle any such demands.


               (c)  Assumption of Options and Warrants.
                    ----------------------------------

                    (i)  Target Options. Each Target Option (defined in Section
                         --------------
4.5) that is outstanding immediately prior to the Effective Time, by virtue of the Merger at the Effective Time and without further action on the part of any Target Stockholder or holders of Target Options, will be assumed by Acquirer and converted into a corresponding option or warrant (an "EXCHANGE OPTION") to purchase that number of Exchange Shares which equals the number of shares of Target Common Stock subject to such Target Option at the Effective Time multiplied by the Conversion Ratio, rounded down to the nearest whole share. The per share exercise price for each Exchange Option will equal the per share exercise price of each such Target Option immediately prior to the Effective Time divided by the Conversion Ratio, rounded up to the nearest whole cent.

                    (ii) Terms of Assumption of Stock Options and Warrants. The
                         -------------------------------------------------
term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms of the Target Options will otherwise be unchanged. No Target Options will be accelerated as a result of the merger, except as described on Schedule 2.2. Continuous employment with Target will be credited to holders of Target Options for purposes of determining the number of shares subject to exercise after the Effective Time.

          2.3  Exchange of Shares.
               ------------------

               (a)  Procedures.
                    ----------

                    (i) Prior to the Closing, Acquirer will designate an exchange agent (the "EXCHANGE AGENT"). On the Closing Date, Acquirer will deposit with the Exchange Agent the Exchange Shares, to be held by the Exchange Agent until released as provided herein. Acquirer shall cause to be mailed to each holder of record of a certificate(s) for shares of Target capital stock (the "TARGET CERTIFICATES"): (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Target Certificates shall pass, only upon delivery of the Target Certificates to the Exchange Agent), and (B) instructions for use in effecting the surrender of the Target Certificates in exchange for certificates representing Exchange Shares. At the Effective Time or promptly thereafter, each Target Stockholder will surrender the Target Certificates, duly endorsed as requested by Acquirer, to the Exchange Agent for cancellation. Promptly after the later of the Effective Time or the date of receipt of such Target Certificates by the Exchange Agent, the Exchange Agent will issue to each tendering holder (excluding holders of Dissenting Shares) a certificate for the Exchange Shares to which such holder is entitled pursuant to Section 2.2(a), less the Escrow Shares (defined in Section 2.4) to be deposited into escrow on behalf of such holder pursuant to Section 2.4, and distribute any cash payable under Section 2.2(a)(iv).

                    (ii) At the Effective Time, the stock transfer books of Target will be closed and no transfer of shares of Target capital stock will thereafter be made. If, after the Effective Time, Target Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section 2.3; provided, however, that subject to applicable law any Target Certificate that is not properly submitted to Acquirer for exchange and cancellation within six years after the Effective Time shall no longer evidence ownership of or any right to receive shares of Acquirer Series A Common Stock and all rights of the holder of such Target Certificate, with respect to the shares previously evidenced by such Target Certificate, shall cease.

                    (iii) All Exchange Shares delivered upon the surrender of Target Certificates in accordance with the terms hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to the Target Common Stock evidenced by such Target Certificates.

               (b)  Unexchanged Shares.
                    ------------------

                    (i) Until Target Certificates outstanding prior to the Merger are surrendered pursuant to Section 2.3(a) above, such Target Certificates will be deemed, for all purposes, to evidence ownership of the number of Exchange Shares into which the Target Common Stock will have been converted (less the number of shares to be withheld as Escrow Shares pursuant to Section 2.4).

                    (ii) In the event any Target Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such Target Certificates, upon the making of an affidavit of that fact by the holder of such Target Certificates, such Exchange Shares and cash for a fractional share, if any, pursuant to Section 2.2; provided, however, that Acquirer may, in its discretion and as a condition precedent to issuance of Exchange Shares, require the owner of such lost, stolen or destroyed Target Certificates to deliver a bond in a reasonable sum as indemnity against any claim that may be made against Acquirer or the Exchange Agent with respect to the Target Certificates alleged to have been lost, stolen or destroyed.

          (c) Payment of Dividends. No dividends or distributions payable to
              --------------------
holders of record of Acquirer Series A Common Stock after the Effective Time, or cash payable in lieu of fractional shares, will be paid to holders of any unsurrendered Target Certificates until such holders surrender their Target Certificates. Upon such surrender of any Target Certificate, subject to the effect, if any, of applicable escheat and other laws, there will be delivered to such tendering holder the amount of any dividends and distributions paid with respect to Exchange Shares so withheld as of any date subsequent to the Effective Time and prior to such date of delivery, less any stock dividends for Escrow Shares that are issued in order to effect a stock split of Acquirer's Series A Common Stock (which shall be held until the Escrow Shares are released). Except for the Escrow Shares, no other interest shall be paid on any such dividends withheld.

          (d) Miscellaneous.
              -------------

              (i) If any certificates for Exchange Shares are to be issued in a name other than that in which the Target Certificate surrendered in exchange therefor is registered, the following shall be conditions of such exchange: (A) the Target Certificate must be properly endorsed and otherwise in proper form for transfer, and (B) the Person requesting such exchange shall either pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Exchange Shares in a name other than that of the registered holder of the Target Certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

              (ii) Notwithstanding anything in this Agreement to the contrary, neither the Exchange Agent nor any party hereto shall be liable to a Target Stockholder for any Exchange Shares or dividends thereon or the cash payments otherwise due hereunder delivered to a public official pursuant to applicable abandoned property, escheat or other similar laws following the passage of time specified therein.

     2.4  Escrow.
          ------

          (a) Escrow Agent. State Street Bank or an escrow agent selected by
              ------------
Acquirer prior to the closing and reasonably satisfactory to Target (the "ESCROW AGENT") shall hold, release and perform other tasks related to the Escrow Shares (defined in Section 2.4(b)) pursuant to the provisions of an escrow agreement (the "ESCROW AGREEMENT") in substantially the form attached as Exhibit C.
                                                               ---------

          (b) Escrow Shares. At the Effective Time Acquirer will withhold a
              -------------
percentage (the "ESCROW PERCENTAGE") of shares from the number of the Exchange Shares to be issued to each Target Stockholder upon surrender of his or her Target Certificates, rounded down to the nearest whole number of shares to be issued to such Target Stockholder (the "ESCROW SHARES"). The Escrow Percentage shall be expressed as a fraction, the numerator of which is ten percent (10%) of the Total Exchange Shares and the denominator of which is the number of Exchange Shares actually issuable in the Merger to Target Stockholders at the Effective Time. Stock Dividends that are issued in order to effect a stock split of Acquirer's Series A Common Stock on Escrow Shares declared during the Escrow Period shall also be held in escrow until such Escrow Shares are released. Acquirer will deliver to the Escrow Agent certificates representing the Escrow Shares issued in the name of each holder of Exchange Shares.

          (c) Escrow Period. The Escrow Agent will hold the Escrow Shares and
              -------------
dividends as collateral for Target's indemnification obligations and release shares to satisfy valid claims, all pursuant to the Escrow Agreement and Article 11 of this Agreement. The Escrow Agent will continue to hold Escrow Shares and dividends not released in satisfaction of claims until the end of the Escrow Period. For the purposes of this Agreement, the "ESCROW PERIOD" means that time period beginning at the Effective Time and ending ten (10) business days after publication of (but in any event no later than March 31, 2000) audited consolidated financial statements of Acquirer for the fiscal year ended December 31, 1999.

     2.5  Securities Law Compliance; Additional Restrictions on Resale.
          ------------------------------------------------------------

          (a) Issuance of Exchange Shares; Resale of Exchange Shares.
              ------------------------------------------------------

              (i)  Private Placement. The parties to this Agreement intend that
                   -----------------
Acquirer shall issue the Exchange Shares pursuant to a "private placement" under Regulation D and/or Section 4(2) of the Securities Act and applicable state securities laws. The Exchange Shares shall constitute "restricted securities" within the meaning of the Securities Act. The certificates for Exchange Shares to be issued in the Merger shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws, and, if applicable, to notice the restrictions on transfer set forth in Section 2.5(c) below. Target shall furnish Acquirer with all information concerning Target and the Target Stockholders as may be reasonably requested in connection with any action contemplated by this
Section 2.5. Target shall further assist Acquirer by carrying out the covenants in Section 6.12.

              (ii) S-3 Registration.  Pursuant to the terms of the Rights
                   ----------------
 Agreement in substantially the form attached as Exhibits D (the "Rights Agreement"), Acquirer shall file with the SEC a shelf registration statement on Form S-3 to provide for the resale of the Exchange Shares held by the Target Stockholders entering into the Rights Agreement. Acquirer will use its Best Efforts to cause the registration statement to become effective on or before the first day of Acquirer's first normal quarterly trading window ("TRADING WINDOW") of 1999, which is expected to occur during the last week of January 1999, and will keep such registration statement effective for a period of one year after the Effective Time, subject to Acquirer's Trading Windows and in accordance with the terms and conditions of the Rights Agreement.

          (b) Resale of Shares Issued Pursuant to Exchange Options and New
              ------------------------------------------------------------
Options. Acquirer shall cause the Exchange Shares that are issuable upon
-------
exercise of the Exchange Options and New Options to be registered under the Securities Act on Form S-8 or any other applicable form, including if necessary a "wrap" S-8/S-3, within one hundred eighty (180) days after the Closing Date. Target will use its Best Efforts to cooperate with Acquirer in the preparation of the Form S-8. Acquirer will use diligent good faith efforts to maintain the effectiveness of such registration statement so long as the Exchange Options and New Options (or shares issued upon exercise thereof) remain outstanding. Holders of Exchange Shares and Shares received pursuant to the exercise of Exchange Options and New Options will be wholly responsible for compliance with all federal and state securities laws regarding such shares.

          (c) Additional Restrictions on Resale.
              ---------------------------------

              (i)  Key Employees.  Pursuant to the terms of the Rights
                   -------------
Agreement, Target employees listed on Schedule 2.5 hereto (each, a "KEY EMPLOYEE") shall not sell the Exchange Shares that each receives in exchange for outstanding Target capital stock pursuant to the Merger until the date that is three years after the Closing Date, except that: (A) each Key Employee may sell up to twenty-five percent (25%) of the total of such Key Employee's Exchange Shares and shares purchasable upon the exercise of Exchange Options that are vested as of the Effective Time (collectively, the "RESTRICTED SHARES") from the Effective Time until the date that is one year after the Effective Time, (B) each Key Employee may sell up to another twenty-five percent (25%) of his or her Restricted Shares after the date that is one year after the Effective Time if such Key Employee is still employed by Acquirer or Target one year after the Effective Time; and (C) each Key Employee may sell the remaining fifty percent (50%) of his or her Restricted Shares after the date that is two years after the Effective Time if such Key Employee is still employed by Acquirer or Target two years after the Effective Time. If a Key Employee's employment with Target or Acquirer terminates, then the restrictions on resale of the Restricted Shares set forth in this Section 2.5(c)(i) shall no longer apply to that Key Employee as of the date of such termination if either: (1) the Key Employee was terminated without Cause by Acquirer or Target; (2) the Key Employee's responsibilities were substantially reduced and the Key Employee was not offered another position with a span of responsibilities similar to his or her current responsibilities; or (3) the Key Employee was to be relocated by Acquirer to a location more than one hundred (100) miles from such Key Employee's then existing location and the Key Employee declined to relocate.

              (ii) Holders of Target Preferred Stock. Pursuant to the terms and
                   ---------------------------------
conditions of the Rights Agreement, each holder of Target Preferred Stock as of the date of this Agreement shall not sell more than fifty percent (50%) of the Exchange Shares that each receives in exchange for his or her Target Preferred Stock before February 15, 1999. Regarding each such holder's remaining Exchange
Shares: (A) during the period from February 15, 1999 until the first anniversary of the Closing Date, each such holder may sell any remaining Exchange Shares during any normal Trading Window as such trading policy was previously disclosed to Target, and (B) on or after the date that is one year after the Closing Date, each holder may sell any remaining Exchange Shares at any time, except that all sales of shares remain subject to any other applicable federal and state securities laws restrictions, if any, including without limitation the volume and manner of sale restrictions imposed by Rule 144 of the Securities Act.

          2.6 Tax and Accounting Aspects of the Merger.
              ----------------------------------------

              (a) Tax Free Reorganization. The parties intend to adopt this
                  -----------------------
Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. The value of the Exchange Shares and Exchange Options to be received in the Merger is approximately equal, in each instance, to the value of the Target Common Stock and Target Options to be surrendered in exchange therefor. The Exchange Shares issued in the Merger will be issued solely in exchange for the Target Common Stock or upon exercise of Exchange Options, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the Target Common Stock. Except for any cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of
Section 356 of the Code is being paid by Acquirer for the Target Common Stock in the Merger. The parties shall treat the Merger as a tax-free reorganization described in Section 368(a)(2)(E) of the Code and shall not take any position on any tax returns or for any federal income tax purposes that is inconsistent with such treatment or is inconsistent with this Section 2.6(a). In addition, Acquirer will, after the Closing continue Target's historic business or use a significant portion of Target's business assets in a business. Acquirer and Merger Sub do not have a present intent following the Merger to cause Target to issue additional shares of its stock that would result in Acquirer losing control of Target within the meaning of Section 368(c) of the Code. Acquirer has no current plan or intention to liquidate Target, to merge Target with or into another corporation, to sell or otherwise to dispose of the stock of Target, or to cause Target to sell or otherwise to dispose of any of the assets of Target. Acquirer will not in connection with the Merger redeem its stock furnished in exchange for Target stock. Persons related to Acquirer (within the meaning of Treas. Reg. Section 1.368-1(e)(3)) will not acquire in connection with the Merger, for consideration other than Acquirer stock, either Target stock or Acquirer stock furnished in exchange for Target stock. Merger Sub will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Target immediately prior to the Merger. Prior to the Merger, Acquirer will be in control of Merger Sub within the meaning of Section 368(c) of the Code. Acquirer has no plan or intention to reacquire any of its stock issued in the Merger. Acquirer, Merger Sub, the Target and the stockholders of the Target will pay their respective expenses, if any, incurred in connection with the Merger. The payment of cash in lieu of fractional shares of Acquirer stock is solely for the purpose of avoiding the expense and inconvenience to Acquirer of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to stockholders of the Target instead of issuing fractional shares of Acquirer stock will not exceed one percent of the total consideration that will be issued in the transaction to the stockholders of the Target in exchange for their shares of stock of the Target. The fractional share interests of each stockholder of the Target will be aggregated, and no stockholder of the Target will receive cash in an amount equal to or greater than the value of one full share of Acquirer stock. None of the compensation received by any stockholder of the Target will be separate consideration for, or allocable to, any of their shares of the Target stock; none of the shares of Acquirer stock received by any stockholder of the Target will be separate consideration for, or allocable to, any services, and the compensation paid to any stockholder of the Target will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services. Merger Sub does not have any liabilities nor are any of its assets subject to any liabilities. At the Closing, officers of each of Acquirer, Merger Sub and Target shall execute and deliver tax representation certificates in the forms of Exhibit E-1
                                                                    -----------
and E-2. The provisions and representations contained or referred to in this
    ---
Section 2.6(a) shall survive until the expiration of the applicable statute of limitations.

               (b) Accounting. The parties intend that the Merger be treated as
                   ----------
a purchase for accounting purposes.

     3.  ADDITIONAL AGREEMENTS

         3.1   Public Announcement.
               -------------------

               (a) Target shall make no public disclosure regarding the negotiation of the Merger without the prior written consent of Acquirer. Acquirer shall make no public disclosure regarding the negotiation of the Merger unless, in the reasonable opinion of Acquirer's counsel after consultation with Target's counsel, such disclosure is required by law, in which event Target shall have a reasonable opportunity to comment on any public disclosure before it is made. Acquirer and Target will cooperate to prepare a joint press release after the date of this Agreement.

               (b) Target shall take reasonable actions necessary to avoid any trading in Acquirer equity securities by Target's directors, officers, employees and agents that would be based on material nonpublic information, that relates to the proposed Merger or that was learned in the due diligence process.

          3.2  Confidentiality. Target and Acquirer each recognize that they
               ---------------
have received and will receive confidential information concerning the other during the course of the Merger negotiations, preparations and due diligence. Accordingly, Acquirer and Target each: (a) shall use its respective Best Efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations, preparations and due diligence; and (b) shall not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions. The obligations of this section will not apply to information that: (a) is or becomes part of the public domain other than by fault of the receiving party; (b) is disclosed by the disclosing party to third parties without restrictions on disclosure; (c) is received by the receiving party from a third party without breach of a contractual or fiduciary nondisclosure obligation to the other party; or (d) is required to be disclosed by law. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party. In addition to this paragraph 3.2, the provisions of the Mutual Nondisclsoure Agreement executed by the parties in December 1998 (the "NDA") will apply. To the extent there is a contradiction or ambiguity between this Agreement and the NDA, the terms of this Agreement shall control.

          3.3  Non-Competition and Non-Solicitation Agreements.
               -----------------------------------------------

               (a) All Employees. Target represents and warrants to Acquirer
                   -------------
that it has entered into agreements in the form attached hereto as Exhibit F-1
                                                                   -----------
with each of its employees not to compete with Target for a period of one (1) year following the termination of employment with Target for any reason and that such agreements will remain in effect following the Merger. For the purposes of such agreements, if any such employees become employees of Acquirer as a direct result of the Merger, such events shall not constitute termination of employment with Target.

               (b) Additional Agreements with Key Employees. The parties shall
                   ----------------------------------------
use their respective Best Efforts to have each Key Employee execute agreements with Acquirer, in substantially the form attached as Exhibit F-2, to the effect
                                                     -----------
that each Key Employee will not: (i) solicit employees of Target or Acquirer to terminate their employment with Target or Acquirer; (ii) compete in the field of Internet advertising technology; or (iii) provide employment, consulting or other services to America Online, Inc., each for a period of two years after the Effective Time (the "NON-COMPETE AGREEMENTS").

          3.4  Severance.
               ---------

               (a) Key Employees. For each Key Employee: (i) whose employment is
                   -------------
terminated by Acquirer without Cause, (ii) whose position is eliminated and the Key Employee is not offered a position with a span of responsibilities similar to his or her former responsibilities, or (iii) whose employment ceases after Acquirer attempts to relocate such Key Employee to a location more than one hundred (100) miles from such Key Employee's then existing location within a period of two years after the Effective Time and such Key Employee declines to relocate, Acquirer shall pay such Key Employee at the option of the Key
Employee: (A) his or her salary, as of the date of such termination, on the normal pay schedule, through the date that is one year after the Closing Date, or (B) the amount such Key Employee would receive as an employee under Section 3.4(b); provided, however, that Acquirer
        --------  -------
may choose at any time, without the consent of any other party, to waive the Non-Compete Agreement with such Key Employee and from the date such agreement is waived Acquirer will no longer be liable to such Key Employee for amounts described in this Section 3.4(a).

          (b)  Other Employees. For each Target employee (or former Target
               ---------------
Employee who becomes an employee of Acquirer in connection with of the Merger) whose employment with Target or Acquirer ceases within one year after the Closing Date and: (i) whose employment was eliminated specifically as a result of the Merger, (ii) whose position was eliminated and such employee was not offered a position with a span of responsibilities similar to his or her former responsibilities, or (iii) whose employment was relocated to a location more than one hundred (100) miles from such employee's existing location by Acquirer or Target and such employee refused to relocate, Acquirer shall pay each such employee a "SEVERANCE AMOUNT." If such employee had been continuously employed by Target for at least six months prior to the Closing Date, the Severance Amount shall be equal to two times the employee's then current monthly salary as of the date of termination plus an additional month of salary for each full year that such employee had been continuously employed by Target and/or Acquirer. If such employee had not been continuously employed by Target for at least six months prior to the Closing Date, the Severance Amount shall be equal to one month of the employee's then current monthly salary as of the date of termination.

          3.5  New Options. Before the Closing Date, at the request and
               -----------
direction of Acquirer, Target shall adopt a new stock option plan (the "NEW TARGET OPTION PLAN") in the form attached hereto as Exhibit G and reserve the
                                                    ---------
number of shares of Target Common Stock which will equal 450,000 shares of Acquirer Series A Common Stock (after giving effect to the Conversion Ratio) for issuance thereunder, which stock option plan will be assumed by Acquirer in the Merger. At the Effective Time Acquirer will assume the New Target Option Plan, and promptly thereafter Acquirer shall grant the numbers of options to purchase Acquirer Series A Common Stock ("NEW OPTIONS") listed on Schedule 3.5 to the Target employees listed on Schedule 3.5.

          3.6  Listing of Exchange Shares. Acquirer shall cause the Exchange
               --------------------------
Shares and shares issuable upon exercise of Exchange Options and New Options to be authorized for listing on The Nasdaq National Market.

          3.7  Fees and Expenses. Each party will be responsible for its own
               -----------------
fees and expenses incurred in connection with the Merger; provided, however, that promptly after the Closing, Acquirer will pay the reasonable legal and accounting fees incurred by Target with respect to the Merger Agreements and the transactions contemplated hereby.

          3.8  Antitrust Law Compliance. If required, as promptly as
               ------------------------
practicable, Target and Acquirer shall make all filings and submissions under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") as may be reasonably required to be made in connection with the Merger and the Merger Agreements. Each party will furnish to the other such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Each party will furnish the other with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party and any governmental body with respect to the Merger and the Merger Agreements, except to the extent that either party is advised by independent counsel that the provision of such information would be inadvisable under applicable antitrust laws.

          3.9   Integration Matters. Target and Acquirer will cooperate in good
                -------------------
faith to identify and, to the extent practicable, to resolve matters regarding the orderly integration of their respective operations, including matters relating to acceptable positions with Acquirer for Key Employees and the retention of other Target employees who will remain after the Merger.

          3.10  Further Assurances. If, at any time before or after the
                ------------------
Effective Time, Acquirer considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Acquirer title to any property or rights of Target or the Surviving Corporation, Acquirer, Target, the Surviving Corporation and their proper officers and directors are authorized and shall use their Best Efforts to execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Acquirer and otherwise to carry out the purpose of this Agreement.

     4.   REPRESENTATIONS AND WARRANTIES OF TARGET

          Except as specifically set forth in the disclosure letter provided by Target to Acquirer simultaneously with the signing of this Agreement, dated as of the date of this Agreement (the "TARGET DISCLOSURE SCHEDULE"), the parts of which are numbered to correspond to the section numbers of this Agreement, Target hereby represents and warrants to Acquirer and Merger Sub as follows:

          4.1  Organization and Good Standing. Target is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of Delaware and is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified would reasonably be expected to have a Material Adverse Effect.
Section 4.1 of the Target Disclosure Schedule sets forth a true and complete list of each jurisdiction in which Target has employees or owns or leases property and of each jurisdiction in which Target is qualified to do business.

          4.2  Power, Authorization and Validity.
               ---------------------------------

               (a) Target has the right, power, legal capacity and authority:
(i) to carry on its business as now conducted and as proposed to be conducted;
(ii) to own, use and lease its properties in the manner in which its properties are currently owned, used and leased and in the manner in which its properties are proposed to be owned, used and leased; (iii) to perform its obligations under all Target Contracts; and (iv) subject to stockholder approval of this Agreement and the Merger, to enter into and perform its obligations under this Agreement and all other agreements to which Target is or will be a party that are required to be executed pursuant to this Agreement (collectively with this Agreement, the "TARGET MERGER AGREEMENTS"). The execution, delivery and performance of the Target Merger Agreements have been duly and validly approved and authorized by Target's Board of Directors and Target's Board of Directors has determined to recommend that the Target Stockholders approve and adopt this Agreement and the Merger. Target Stockholders holding a sufficient number of shares to approve this Agreement and the Merger have executed a Voting Agreement in the form attached hereto as Exhibit H.
                               ---------

               (b) No filing, authorization or approval with any governmental body, is necessary to enable Target to enter into and perform its obligations under the Target Merger Agreements, except for: (i) the filing of the Certificate of Merger with the Delaware Secretary of State and the filing of appropriate documents with the relevant authorities of other states in which Target is qualified to do business, if any; (ii) such filings as may be required to comply with federal and state securities laws; (iii) approval by the Target Stockholders of the transactions contemplated hereby; and (iv) consents required under Contracts disclosed in Section 4.16 of the Target Disclosure Schedule as exceptions to the representations made in Section 4.16 of this Agreement.

          (c) The Target Merger Agreements are, or when executed by Target will be, valid and binding obligations of Target enforceable in accordance with their respective terms, except as to the effect, if any, of: (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally; (ii) rules of law governing specific performance, injunctive relief and other equitable remedies; and (iii) the enforceability of provisions requiring indemnification; provided, however, that the Certificate of Merger will not be effective until filed with the Delaware Secretary of State.

     4.3  No Violation of Existing Agreements. Neither the execution and
          -----------------------------------
delivery of any of the Target Merger Agreements, nor the consummation of the transactions contemplated hereby, will conflict with or (with or without notice and/or lapse of time) result in a termination, breach, impairment or violation of: (a) any provision of the Target Certificate of Incorporation, Target bylaws or other charter documents, as currently in effect; (b) in any material respect, any material Target Contract; or (c) any federal, state, local or foreign Order, statute, rule or regulation applicable to Target or its assets or properties the violation of which would have a Material Adverse Effect. The consummation of the Merger and the transfer to Acquirer of all of Target's material rights, licenses, franchises, leases and Target Contracts will not require the consent of any third party.

     4.4  Corporate Documents.
          -------------------

          (a) Target has made available to Acquirer for examination complete and accurate copies of all documents and information listed in the Target Disclosure Schedule and in the possession of Target or other Exhibits called for by this Agreement, including, without limitation, the following: (i) the Target Certificate of Incorporation, Target bylaws or other charter documents, as currently in effect; (ii) Target's minute book containing all records of all proceedings, consents, actions and meetings of the stockholders, the Board of Directors and any committees of the Board of Directors; (iii) its stock ledger and journal reflecting all stock issuances, transfers and all other stock records; and (iv) all permits, Orders and consents issued by any regulatory agency with respect to Target, or any securities of Target, and all applications for such permits, Orders and consents.

          (b) There has not been any violation of any of the provisions of the Target Certificate of Incorporation or Target bylaws or of any resolution adopted by the Target Stockholders or the Target Board of Directors, and to Target's Knowledge, no event has occurred, and no condition or circumstance exists, that likely would (with or without notice and/or lapse of time) constitute or result directly or indirectly in such a violation.

          (c) Target's books of account, stock records, minute books and other records are accurate, up to date and complete and have been maintained in accordance with standard industry business practices. The minute book made available to Acquirer is Target's only original minute book. All of Target's records are in Target's actual possession and direct control.

     4.5  Capitalization.
          --------------

          (a) Capital Stock. Target's authorized capital stock consists of: (i)
              -------------
10,000,000 shares of Common Stock, $.01 par value per share ("TARGET COMMON STOCK"); (ii) 1,371,185 shares of Series A Convertible Preferred Stock, $.01 par value per share, "); (iii) 848,140 shares of Series B Convertible Preferred Stock, $.01 par value per share; and (iv) 861,629 shares of Series C Convertible

Preferred Stock, $.01 par value per share (the shares in (ii), (iii) and (iv) collectively referred to as "TARGET PREFERRED STOCK"). As of the date of this
Agreement: (i) 2,354,288 shares of Target Common Stock; (ii) 1,371,185 shares of Target Series A Convertible Preferred Stock; (iii) 848,140 shares of Target Series B Convertible Preferred Stock; and (iv) 848,896 shares of Target Series C Convertible Preferred Stock have been issued and are outstanding. A list of all holders of Target Common Stock and Target Preferred Stock and the number of shares held by each, is set forth in Section 4.5(a) of the Target Disclosure Schedule. Each share of Target Preferred Stock is convertible into one share of Common Stock, except that each share of Target's Series B Convertible Preferred Stock is convertible into 1.0063256 shares of Target Common Stock.

          (b) Options and Warrants. As of the date of this Agreement: (i)
              --------------------
options to purchase 674,847 shares of Target Common Stock, and (ii) warrants to purchase 12,733 shares of Target Common Stock have been issued and are outstanding. Options and warrants to purchase Target Common Stock, are collectively referred to as "TARGET OPTIONS"). A list of all holders of Target Options (other than New Options) is set forth in Section 4.5(b) of the Target Disclosure Schedule. Section 4.5(b) of the Target Disclosure Schedule also sets forth the following information: (i) the particular plan, if any, pursuant to which each Target Option was granted; (ii) the name of each Target Option holder; (iii) the number of shares of Target Common Stock subject to each Target Option; (iv) the exercise price of each Target Option; (v) the date on which each Target Option was granted; (vi) a description of the vesting formula for each Target Option; and (vii) the date on which each Target Option expires. Target has delivered to Acquirer accurate and complete copies of all plans pursuant to which Target has ever granted stock options or warrants. Except as set forth in this Section 4.5(b) and Section 4.5(b) of the Target Disclosure Schedule, there is no: (i) outstanding preemptive right, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire from Target or, to Target's Knowledge, from affiliates any shares of the capital stock or other securities of Target; (ii) outstanding security, instrument or obligation issued by Target or controlled affiliates that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Target; (iii) stockholders' rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Target is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; (iv) Contract to which Target is a party relating to the voting or registration of or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to) any shares of Target Common Stock; or (v) condition or circumstance, to Target's Knowledge, that likely would directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Target.

          (c) All issued and outstanding shares of Target Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, are not subject to any right of rescission, and have been offered, issued, sold and delivered by Target in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

          (d) Target has not repurchased, redeemed or otherwise reacquired (and, except as contemplated by this Agreement, has not agreed, committed or offered, in writing or otherwise, to reacquire) any shares of capital stock or other securities of Target. There are no shares of Target Common Stock held in treasury by Target.

          (e) Section 4.5(e) of the Target Disclosure Schedule sets forth all shares of Target Common Stock reserved for future issuance pursuant to stock options granted, director's and officer's stock option and stock purchase plans, employee stock option and stock purchase plans and all other such similar plans. Target has reserved sufficient shares of Target Common Stock for issuance upon the conversion of all Target Preferred Stock and upon the exercise of all Target Options (other than New Options).

               (f) Target is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued.

          4.6  Board of Directors and Officers. Section 4.6 of the Target
               -------------------------------
Disclosure Schedule accurately sets forth: (i) the name of each member of Target's Board of Directors; (ii) the name of each member of any committees of Target's Board of Directors; and (iii) the name and title of each of Target's executive officers.

          4.7  Subsidiaries and Other Interests. Target does not have any
               --------------------------------
subsidiaries or any interest, direct or indirect, in any Entity.

          4.8  Target Financial Statements. Target has delivered to Acquirer,
               ---------------------------
hereto attached as Exhibit I, copies of: (a) Target's unaudited consolidated
                   ---------
balance sheet as of September 30, 1998 (the "FINAL BALANCE SHEET") and unaudited consolidated income statement and statement of cash flows for the nine months ended September 30, 1998 (the "INTERIM FINANCIAL STATEMENTS") and (b) Target's audited consolidated balance sheet as of December 31, 1997 and Target's audited consolidated income statement and statement of cash flows for the fiscal year ended December 31, 1997 (together with the Interim Financial Statements, the "TARGET FINANCIAL STATEMENTS"). The Target Financial Statements: (i) are in accordance with the books and records of Target; (ii) fairly present in all material respects Target's financial condition at the date therein indicated and the results of operations for the period therein specified; and (iii) have been prepared in accordance with GAAP applied on a consistent basis (except for the absence of any footnotes required by GAAP in the Interim Financial Statements and subject to customary year-end adjustments). Except as set forth in the Target Financial Statements, Target does not have any material Liability, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), except for those liabilities which were incurred after September 30, 1998 in the ordinary course of Target's business consistent with past practices.

          4.9  Title to Properties.
               -------------------

               (a) Target has good and marketable title to all of its assets as shown on the Final Balance Sheet and all other assets reflected in Target's books and records as being owned by Target, free and clear of all Encumbrances except for Permitted Encumbrances and assets disposed of in the Ordinary Course of Business. All machinery and equipment included in such properties is in good condition and repair, normal wear and tear excepted.

               (b) Target owns no real property, nor has it ever owned any real property. All leases of real or personal property to which Target is a party are fully effective and afford Target peaceful and undisturbed possession of the subject matter of the lease. The Surviving Corporation will obtain a valid ownership or leasehold interest in all such personal property that Target currently owns or leases and all real property that Target currently leases, as of the date of this Agreement, in each case free and clear of all title defects and Encumbrances of any kind, except: (i) mechanics', carriers', workers' and other similar liens arising in the Ordinary Course of Business, (ii) liens for current taxes not yet due and payable and (iii) Permitted Encumbrances.

               (c) Target is not in material violation of any law or regulation (including but not limited to zoning, building, safety or environmental ordinance, regulation or requirements) applicable to the operation of owned or leased properties the violation of which would have a Material Adverse Effect, nor has Target received any written notice of violation of any such law or regulation with which it has not complied.

          4.10 Intellectual Property.
               ---------------------

               (a) As used herein, the term "INTELLECTUAL PROPERTY RIGHTS" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

               (b) Except for standard non-exclusive consumer software licenses granted in the Ordinary Course of Business, Target owns or has a written license to, and has the unrestricted right to use, sell and license, all Intellectual Property Rights material to Target's business or conduct of its businesses (such Intellectual Property Rights collectively referred to as the "TARGET IP RIGHTS") and such rights to use, sell or license are reasonably sufficient for such conduct of its businesses. No portion of the Target IP Rights is subject to: (i) any Encumbrance, or (ii) any outstanding Order, stipulation or Contract restricting in any manner Target's ability to license or exploit such Target IP Rights, except for standard non-exclusive consumer software licenses granted in the Ordinary Course of Business. There are no royalties, honoraria, fees or other payments payable by Target to any Person by reason of the ownership, use, license, sale or disposition of the Target IP Rights (other than as set forth in Section 4.10(b) of the Target Disclosure Schedule).

               (c) After the Effective Time of the Merger, the Surviving Corporation will own or have the unrestricted right to use, sell, license and dispose of, and otherwise exercise rights with respect to all Target IP Rights other than as set forth 4.10(a) and (b). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not: (i) constitute a material breach of any Contract governing any Target IP Right or (ii) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Target IP Right or materially impair the right of Target or Acquirer to use, sell or license all or any portion of any Target IP Right.

               (d) Except as set forth on Section 4.10(e), neither the past, current or intended use of the Target IP Rights in Target's business as it has been conducted prior to the Closing, nor the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by Target or currently under development by Target, causes Target to violate any license or Contract between Target and any third party or to violate or infringe any Intellectual Property Rights of any other Person. There is no pending or, to Target's Knowledge, threatened Order or Proceeding contesting the validity, ownership or right to use, sell, license or dispose of any Target IP Right nor, to Target's Knowledge, is there any basis for any such Order or Proceeding. Target has not received any notice asserting that any Target IP Right or the proposed use, sale, license or disposition of a Target IP Right conflicts or will conflict with the Intellectual Property Rights or other rights of any other party, nor, to Target's Knowledge, is there any basis for any such assertion. Target is not wrongfully using any confidential information or trade secrets of any former employer of any past or present Target employees. Other than as part of its standard form of end-user license agreements or distributor or reseller agreements, Target has not entered into any Contract to indemnify any other Person against any charge of infringement relating to any Intellectual Property Rights.

          (e) Target has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Target IP Rights. There is no material unauthorized use, infringement or misappropriation of any Target IP Right by any third party, including, to the knowledge or Target, any Target employee. All Target officers, employees and consultants have executed and delivered to Target an agreement regarding the protection of proprietary information and the assignment to Target of all Intellectual Property Rights arising from the services performed for Target by such persons, and Target has delivered to Acquirer copies of all such agreements. No Target employee or consultant is in violation of any material term of any employment Contract, patent disclosure agreement or any other Contract relating to the relationship of such employee with Target or any other party (including prior employers) because of the nature of the business conducted or proposed by Target. Section 4.10(f) of the Target Disclosure Schedule contains a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by Target to perfect or protect its interest in Target IP Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications and service marks. No loss, cancellation, termination or expiration of any such registration is reasonably foreseeable except as set forth in
Section 4.10(e) of the Target Disclosure Schedule.

          (f) Target has taken reasonable steps to ensure that its products, systems and technology (including products, systems and technology that currently exist and/or that are currently under development) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products, systems and technology record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT"). Target has taken reasonable steps to ensure that its products, systems and technology will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of Target's internal computer and technology products and systems which are critical to the operation of its business are Year 2000 Compliant.

       4.11   Absence of Certain Changes and Actions.
              --------------------------------------

              (a) Since the date of the Final Balance Sheet, there has not been with respect to Target:

                  (i)    any Material Adverse Effect;

                  (ii) any contingent Liability incurred as guarantor or otherwise with respect to the obligations of others;

                  (iii) any Encumbrance (other than Permitted Encumbrances) placed on any of the properties or assets of which Target owns or has a substantial interest;

                  (iv) any material Liability incurred other than Liabilities incurred in the Ordinary Course of Business;

          (v) any purchase, sale, pledge, hypothecation or other disposition, or any Contract for the purchase, sale or other disposition, of any of Target's properties or assets other than in the Ordinary Course of Business and not exceeding $100,000 in aggregate purchases, sales, pledges, hypothecations and other dispositions;

          (vi) any damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect on Target's properties, assets or business;

          (vii) any material labor dispute or claim of unfair labor practices, any change in the compensation payable or to become payable to any of its officers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, employees or agents;

          (viii) any change with respect to the employment of the Key Employees;

          (ix) any payment or discharge of a material Liability of Target, which Liability was not either shown on the Final Balance Sheet or incurred in the Ordinary Course of Business thereafter; or

          (x) any Liability of Target to any of Target's officers, directors or stockholders or any loans or advances made thereby to any of Target's officers, directors or stockholders, except normal compensation and expense allowances payable to officers.

     (b)  Since the date of the Final Balance Sheet, Target has not:

          (i) formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (ii) amended the Target Certificate of Incorporation, Target bylaws or any other charter document;

          (iii)  sold, issued, granted or authorized the issuance or grant of:
(A) any shares of its capital stock of any class or other security (other than pursuant to exercise of outstanding stock options); (B) any option, call, warrant, obligation, subscription, option or right to acquire any capital stock or any other security, except for New Options authorized pursuant to Section 3.5 and stock options and warrants described in Section 4.5; or (C) any instrument convertible into or exchangeable for any capital stock or other security; or accelerated the vesting of any outstanding option or other security, except for acceleration provisions that are contained in existing stock option grants described on Schedule 3.5 to the Target Disclosure Schedule;

          (iv) declared, set aside or paid any dividend on, or made any other distribution in respect of, Target's capital stock;

          (v) effected any split, combination or recapitalization of Target's capital stock or any direct or indirect redemption, purchase or other acquisition of Target's capital stock, or effected or been a party to any transaction relating to a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (vi) effected or been a party to any transaction relating to a merger, consolidation, sale of all or substantially all of its assets, or similar transaction; or received, accepted or otherwise entered into any Acquisition Proposal, or solicited, initiated, encouraged or induced, or provided any nonpublic information to or entered into any discussions with any Person for the purpose of soliciting, initiating, encouraging or inducing, the making or submission of any Acquisition Proposal;

          (vii) made any capital expenditures, except for such capital expenditures as in the aggregate, measured by invoice amount, do not exceed $50,000 or were consented to by Acquirer in writing;

          (viii) entered into any material lease or Contract for the purchase or sale of any property, real or personal, except in the Ordinary Course of Business consistent with past practice;

          (ix) borrowed any money other than in the Ordinary Course of Business, but in any event not exceeding $10,000 and a $1.5 million loan agreement with Silicon Valley Bank;

          (x) made any loan or advance to any other Person, including without limitation any Target Stockholder (except for normal employee travel advances in the Ordinary Course of Business);

          (xi) guaranteed or acted as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the Ordinary Course of Business, consistent with past practice, which are not material in amount;

          (xii) established, amended or adopted any Target Employee Plan or Target Benefit Arrangement (defined in Sections 4.18(c) and 4.18(e)), paid any bonus or made any profit sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than as required under agreements existing on the date hereof as disclosed in Section 4.11(b) of the Target Disclosure Schedule; or entered into any new employment agreement with any such person other than in the Ordinary Course of Business;

          (xiii) written off as uncollectable, or established any extraordinary reserve with respect to, any account receivable or other indebtedness, except in the Ordinary Course of Business;

          (xiv) forgiven any debt or Encumbrance or otherwise released or waived any right or claim;

          (xv) amended or terminated any Contract or license to which it is a party except those amended or terminated in the Ordinary Course of Business which are not material in amount or effect;

          (xvi) changed any of its methods of accounting or accounting practices in any respect (other than as required by GAAP); or

          (xvii) agreed to any audit assessment by any tax authority or filed any federal or state income or franchise tax return unless copies of such returns have been delivered to Acquirer for its review prior to filing;

               (xviii) entered into any transaction or taken any other action outside the Ordinary Course of Business (other than as disclosed and pursuant to this Agreement).

          (c) Since the date of the Final Balance Sheet, Target has not agreed, committed or entered into any Contract, in writing or otherwise, to take any of the actions referred to in Sections 4.11(a) or 4.11(b) above.

     4.12  Liabilities to Stockholders. To the Knowledge of Target, no Target
           ---------------------------
Stockholders have any claims of any nature against Target, including, without limitation, for any undistributed earnings or profits of Target.

     4.13  Litigation. There is no Proceeding pending against Target and, nor to
           ----------
Target's Knowledge, has any Proceeding been threatened, including without limitation any Proceedings alleging infringement of the Intellectual Property Rights of another or unfair competition or trade practices, that, if determined adversely to the interests of Target, would be reasonably likely to have a Material Adverse Effect on Target.

     4.14  Taxes.
           -----

           (a) For the purposes of this Agreement, the terms "TAX" and "TAXES" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

           (b) Target has: (i) filed all federal, state, local and foreign tax returns required to be filed; (ii) paid all taxes shown on such returns and;
(iii) established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns. Target has no material Liability for taxes in excess of the amount so paid or accruals or reserves so established in the Target Financial Statements.

           (c) Except as set forth on Schedule 4.14, no deficiencies for any tax have been threatened, claimed, proposed or assessed in writing. No Target tax return currently is being audited by the Internal Revenue Service or any state taxing agency or authority. Target has delivered to Acquirer accurate and complete copies of tax returns filed by Target during the past three years.

     4.15  Compliance with Laws. To Target's Knowledge, Target has complied and
           --------------------
is in compliance, in all material respects, with all applicable laws, ordinances, regulations and rules, and all Orders applicable to it or to its assets, properties and business and the violation of which would have a Material Adverse Effect, including, without limitation:

           (a) all applicable federal and state securities laws and regulations;

           (b) all applicable federal, state, and local laws, ordinances, regulations, and all Orders pertaining to: (i) the sale, licensing, leasing, ownership, or management of its owned, leased or licensed real or personal property, products and technical data; (ii) employment and employment practices, terms and conditions of employment, and wages and hours; and (iii) safety, health, fire prevention, environmental protection, toxic waste disposal, building standards, zoning and other similar matters;

           (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, Orders applicable to the import, export and re-export of controlled commodities or technical data; and

           (d) the Immigration Reform and Control Act and all other immigration control laws.

           Target has received all material permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business.

     4.16  Contracts and Commitments.
           -------------------------

           (a) Target is not a party to any Contract which has had or would reasonably be expected to have a Material Adverse Effect. Except as set forth in
Section 4.16(a) of the Target Disclosure Schedule, Target is not a party nor is subject to any Contracts, any of which is material to the business, financial condition, operations, results of operations, assets or Liabilities of Target ("MATERIAL TARGET CONTRACTs"), including, but not limited to any:

               (i) Contract providing for payments by or to Target in an aggregate amount of: (A) $50,000 or more in the Ordinary Course of Business, or
(B) $10,000 or more not in the Ordinary Course of Business;

               (ii) license agreement as licensor or licensee, including without limitation any Contract to which Target has granted or may grant in the future a source code license or option or other right to use or acquire source code (except: (A) as licensee of standard non-exclusive consumer software licenses in the ordinary course of business, and (B) for standard non-exclusive software licenses granted to end-user customers in the Ordinary Course of Business, the form of which has been provided to Acquirer);

               (iii) agreement to place an Encumbrance on, transfer or sell rights in or with respect to any of the Target IP Rights (except for standard non-exclusive software licenses granted to end-user customers in the Ordinary Course of Business);

               (iv) material Contract for the lease of real or personal property;

               (v) joint venture Contract that involves a sharing of profits with other Persons;

               (vi) instrument evidencing or related in any way to indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness incurred in the Ordinary Course of Business, and except as disclosed in the Target Financial Statements;

               (vii) Contract containing covenants purporting to limit Target's freedom to compete in any line of business in any geographic area;

               (viii) stock redemption, stock option or stock purchase agreement, financing agreement, license, lease or franchise;

               (ix) any government contract or subcontract; or

               (x) any other material Contract entered into outside the Ordinary Course of Business.

          (b) Target has delivered to Acquirer accurate and complete copies of all Material Target Contracts (each of which is listed in Section 4.16 (a) of the Target Disclosure Schedule). Each Material Contract is in full force and effect, and is enforceable by Target in accordance with its material terms.

          (c) Target is not in breach or violation of or in default under any Material Contract, and to Target's Knowledge: (i) no Person acting for Target has violated or breached, or declared or committed any material default under, any Material Contract; (ii) no event has occurred, and no circumstance or condition exists, that likely would (with or without notice and/or lapse of time): (A) result in a material violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any material remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or
(D) give any Person the right to cancel, terminate or modify any Material Contract; and (iii) Target has not waived any of its material rights under any Material Contract.

          (d) Target has not received any notice that any Person against which Target has or may acquire any rights under any Material Contract is insolvent and is not able to satisfy all of such Person's Liabilities to Target, the failure of which would result in a Material Adverse Effect.

          (e) No Person is currently materially renegotiating, nor has the contractual right to materially renegotiate, any amount paid or payable to Target under any Material Contract or any other material term or provision of any Material Contract.

          (f) Section 4.16(f) of the Target Disclosure Schedule identifies and provides an accurate and brief description, as of the date of this Agreement, of each proposed Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by Target that would commit Target to provide services and is outstanding and if entered would constitute a Material Contract.

          (g) No party to any Material Contract has notified Target in writing that Target has failed to perform any material obligation thereunder. In addition, to Target's Knowledge, there is no plan, intention or indication of any contracting party to any Material Contract to cause the termination, cancellation or modification of such Contract or to reduce or otherwise change its activity thereunder in any material respect so as to adversely affect the benefits derived or expected to be derived therefrom by Target.

          (h) Target has all material Target Contracts necessary to conduct its business in the manner in which it is being conducted or is proposed to be conducted prior to the Closing.

     4.17  Certain Transactions and Agreements. None of the Target Key
           -----------------------------------
Employees, nor to their knowledge any member of their immediate families residing in the same residence:

          (a) has any direct or indirect ownership interest in any firm or corporation that competes with Target (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded) other than passive investment in equity or debt securities;

          (b) is directly or indirectly interested in any Contract with Target, except for normal compensation for services as a Target officer, director or employee; or

          (c) has any material interest in any property, real or personal, tangible or intangible, including without limitation Intellectual Property Rights, used in or pertaining to Target's business, except for the normal rights of a stockholder.

          To Target's knowledge, no Target officer or director, or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (a) any Entity which purchases from or sells, licenses or furnishes to Target any goods, property, technology or intellectual or other property rights or services, or (b) any Contract to which Target is a party or by which it may be bound or affected other than with respect to arms-length transactions.

     4.18 Employees, ERISA and Other Compliance.
          -------------------------------------

          (a)  General Compliance. Target is in compliance in all material
               ------------------
respects with all applicable laws and Contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters. Except as set forth in Section 4.18(a) of the Target Disclosure Schedule, Target has no employment or consulting Contracts currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable laws.

          (b)  Good Labor Relations. Target: (i) to Target's knowledge has never
               --------------------
been and is not now subject to a union organizing effort; (ii) is not subject to any collective bargaining agreement with respect to any of its employees; (iii) is not subject to any other Contract with any trade or labor union, employees' association or similar organization; and (iv) to its knowledge has no current labor disputes. Target has good labor relations, and has no Knowledge of any facts indicating that the consummation of the Merger or any of the other transactions contemplated hereby will have a Material Adverse Effect on such labor relations. As of the date of this Agreement, Target has no Knowledge that any Key Employees or other key personnel intends to leave its employ. There are no controversies pending or, to Target's Knowledge, threatened, between Target and any of its employees that would be reasonably likely to result in Target incurring any material Liability. All Target employees are legally permitted to be employed by Target in the United States of America.

          (c)  Employee Plans. Section 4.18(c) of the Target Disclosure Schedule
               --------------
identifies: (i) each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and (ii) all other written or formal plans or Contracts involving direct or indirect compensation or benefits (including any employment Contracts entered into between Target and any employee of Target, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by Target under which Target or any ERISA Affiliate (as defined below) has any present or future Liability (collectively, the "TARGET EMPLOYEE PLANS"). For purposes of this Section 4.18, "ERISA AFFILIATE" shall mean any entity which is a member of: (i) a "controlled group of corporations", as defined in Section 414(b) of the Code; (ii) a group of entities under "common control", as defined in Section 414(c) of the Code; or (iii) an "affiliated service group", as defined in Section 414(m) of the Code, or treasury regulations promulgated under
Section 414(o) of the Code, any of which includes Target. Copies of all Target Employee Plans (and, if applicable, related trust agreements) and all related documents, amendments and written interpretations (including summary plan descriptions) thereto have been delivered to Acquirer or its counsel, together with the two most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such Target Employee Plan. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Target Employee Plan which is covered by Title I of ERISA which would result in a material Liability to Target, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Target Employee Plan has or will make Target or any Target officer or director subject to any material Liability under Title I of ERISA or Liability for any material tax (as defined in Section 4.14) or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or Section 502 of ERISA. All contributions due from Target with respect to any of the Target Employee Plans have been made as required under ERISA or have been accrued on the Target Financial Statements. Target has performed in all material respects all obligations required to be performed by it under each Target Employee Plan, and each Target Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, Orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Target Employee Plans.

          (d) Pension Plans. All Target Employee Plans which individually or
              -------------
collectively would constitute an "employee pension benefit plan", as defined in
Section 3(2) of ERISA (collectively, the "TARGET PENSION PLANS"), are identified as such in Section 4.18(d) of the Target Disclosure Schedule. Any Target Pension Plan which is intended to be qualified under Section 401(a) of the Code (a "TARGET 401(A) PLAN") is so qualified and has been so qualified during the period from its adoption to date, and the trust forming a part is exempt from tax pursuant to Section 501(a) of the Code. No Target Pension Plan constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan," as defined in Section 3(37) of ERISA. No Target Pension Plans are subject to Title IV of ERISA. Target has delivered to Acquirer or Acquirer's counsel a complete and correct copy of the most recent Internal Revenue Service determination letter with respect to each Target 401(a) Plan, if any exists.

          (e) Benefit Arrangements. Section 4.18(e) of the Target Disclosure
              --------------------
Schedule lists each employment, severance (including all post-employment Liabilities) or other similar Contract or policy and each Contract providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which: (i) is not a Target Employee Plan; (ii) is entered into, maintained or contributed to by Target; and (iii) covers any employee or former employee of Target. Such Contracts and policies as are described in this Section 4.18(e) are herein referred to collectively as the "TARGET BENEFIT ARRANGEMENTS." Each Target Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, Orders, rules and regulations which are applicable to such Target Benefit Arrangement. Target has delivered to Acquirer or its counsel a complete and correct copy or description of each Target Benefit Arrangement. All individuals who, pursuant to the terms of any Target Benefit Arrangement, are entitled to participate in any such Target Benefit Arrangement, are currently participating in such Target Benefit Arrangement or have been offered an opportunity to do so and have declined.

          (f) Since January 1, 1998, there has been no amendment to, written interpretation or announcement (whether or not written) by Target relating to, or change in employee participation or coverage under, any Target Employee Plan or Target Benefit Arrangement that would increase materially the expense of maintaining such Target Employee Plan or Target Benefit Arrangement in the future other than the New Target Option Plan.

          (g) No benefit payable or which may become payable by Target pursuant to any Target Employee Plan or any Target Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

          (h)  COBRA Compliance. Target has provided, or will have provided
               ----------------
prior to the Closing, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no material tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of Target.

          (i)  No Violation of Contracts. No Target employee is in violation of
               -------------------------
any term of any employment Contract, patent disclosure agreement, non-competition agreement, or any other Contract, or any restrictive covenant relating to the right of any such employee to be employed by Target, or to use Intellectual Property Rights of others. To Target's Knowledge, the mere fact of employment of any Target employee does not subject Target to any Liability.

          (j)  Effect of Merger.
               ----------------

               (i) Target is not a party to any Contract or plan with any Target Key Employee or other key personnel: (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Target in the nature of any of the transactions contemplated by this Agreement and the Certificate of Merger; (B) providing any term of employment or compensation guarantee; or (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment.

               (ii) Target is not a party to any Contract or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Certificate of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement and the Certificate of Merger, except as set forth in Section 4.18(j) of the Target Disclosure Schedule.

          (k) A list of all current Target employees and consultants and the current compensation of each is set forth in Section 4.18(k) of the Target Disclosure Schedule.

          4.19 Books and Records.
               -----------------

               (a) The books, records and accounts of Target: (i) are in all material respects true, complete and correct; (ii) have been maintained in accordance with standard industry practices on a basis consistent with prior years; (iii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Target; and (d) accurately and fairly reflect the basis for the Target Financial Statements.

               (b) Target has devised and maintains a system of internal accounting controls reasonably sufficient to provide reasonable assurances that:
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary: (A) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements, and (B) to maintain accountability for assets; and (iii) the amount recorded for assets on Target's books and records is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          4.20 Insurance. Target maintains, and at all times since May 1996 has
               ---------
maintained, fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance which it believes to be reasonably prudent for similarly sized and similarly situated businesses.

          4.21 Environmental Matters.
               ---------------------

               (a) For the purposes of this Agreement, the terms "DISPOSAL," "RELEASE," and "THREATENED RELEASE" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement, "HAZARDOUS MATERIALS" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under: (i) CERCLA; (ii) any similar federal, state or local law; or (iii) regulations promulgated under any of the above laws or statutes.

               (b) To Target's Knowledge, none of Target's properties or facilities is in violation of any federal, state or local law, ordinance, regulation or Order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition.

               (c) To Target's Knowledge, during the time that Target has owned or leased properties or owned or operated any facilities:

                   (i) neither Target nor any third party has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials;

                   (ii) there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities; and

                   (iii) there has been no litigation or Proceeding brought or threatened against Target by, or any settlement reached by Target with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of Target's owned or leased properties or facilities.

               (d) Target has no Knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities that may have occurred prior to Target having taken possession of any of such properties or facilities.

          4.22 No Brokers' Fees. Target is not obligated for the payment of
               ----------------
fees or expenses of any investment banker, broker, finder or other agent in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

          4.23 Voting Arrangements, Except for the Voting Agreement, there are
               -------------------
no outstanding stockholder agreements, voting trusts, proxies or other Contracts to which Target is a party or, to Target's Knowledge, to which any other Person is a party, relating to the voting of any shares of Target's capital stock.

          4.24 Ownership of Shares of Acquirer Capital Stock. Except as set
               ---------------------------------------------
forth in Section 4.24 of the Target Disclosure Schedule, as of the date hereof, neither Target nor, to Target's Knowledge, any of Target's affiliates or associates (as such terms are defined under the Securities and Exchange Act of 1934, as amended): (a) beneficially owns, directly or indirectly; or (b) is party to any Contract for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Acquirer capital stock, except for shares of Acquirer capital stock in the aggregate representing less than 1% of the outstanding shares of Acquirer capital stock.

          4.25 Accuracy of Disclosure. Neither the Target Disclosure Schedule,
               ----------------------
this Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by Target to Acquirer under this Agreement, taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     5. REPRESENTATIONS AND WARRANTIES OF ACQUIRER AND MERGER SUB. Except as specifically set forth in the disclosure letter provided by Acquirer and Merger Sub simultaneously with the signing of this Agreement, dated as of the date of this Agreement (the "Acquirer Disclosure Schedule"), the parts of which are numbered to correspond to the section numbers of this Agreement, Acquirer and Merger Sub hereby represent and warrant to Target as follows:

          5.1  Organization and Good Standing. Acquirer is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

          5.2  Power, Authorization and Validity.
               ---------------------------------

               (a) Acquirer has the right, power, legal capacity and authority to: (i) to carry on its business as now conducted and as proposed to be conducted; (ii) to own, use and lease its properties in the manner in which its properties are currently owned, used and leased and in the manner in which its properties are proposed to be owned, used and leased; and (iii) enter into and perform its obligations under this Agreement and all other Merger Agreements to which Acquirer is or will be a party that are required to be executed pursuant to this Agreement (collectively with this Agreement, the "ACQUIRER MERGER AGREEMENTS"). The execution, delivery and performance of the Acquirer Merger Agreements have been duly and validly approved and authorized by Acquirer's Board of Directors, and as required, by Merger Sub's Board of Directors.

               (b) No filing, authorization or approval, governmental or otherwise, is necessary to enable Acquirer to enter into and perform its obligations under the Acquirer Merger Agreements, except for: (i) the filing of the Certificate of Merger with the Delaware Secretary of State and the filing of appropriate documents with the relevant authorities of other states in which Acquirer is qualified to do business, if any; (ii) such filings as may be required to comply with federal and state securities laws; and (iii) such other approvals as set forth in Section 5.2(b) of the Target Disclosure Schedule.

               (c) The Acquirer Merger Agreements are, or when executed by Acquirer will be, valid and binding obligations of Acquirer enforceable in accordance with their respective terms, except as to the effect, if any, of: (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally; (ii) rules of law governing specific performance, injunctive relief and other equitable remedies; and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Certificate of Merger will not be effective until filed with the Delaware Secretary of State.

          5.3  No Violation of Existing Agreements. Neither the execution and
               -----------------------------------
delivery of any of the Acquirer Merger Agreements, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice and/or lapse of time) result in a termination, breach, impairment or violation of: (a) any provision of the certificate of incorporation, bylaws or other charter documents of Acquirer, as currently in effect; (b) in any material respect, any material Contract to which Acquirer is a party or by which Acquirer is bound; or (c) any federal, state, local or foreign Order, statute, rule or regulation applicable to Acquirer or its assets or properties.

          5.4  Valid Issuance of Acquirer's Series A Common Stock. The shares of
               --------------------------------------------------
Acquirer's Series A Common Stock to be issued pursuant to the Merger have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Merger Agreements, will be validly issued, fully paid and non-assessable, will not be subject to any preemptive rights and will be issued in compliance with all applicable federal or state securities laws pursuant to a valid exemption from registration under Section 4(2) and/or Rule 506 of Regulation D of the Securities Act. The authorized, issued and outstanding capitalization of Acquirer is as set forth in Acquirer's SEC Filings as of the dates of the financial statements or other information included in Acquirer's SEC Filings.

          5.5  Disclosure. Acquirer has made available to Target an investor
               ----------
disclosure package consisting of Acquirer's annual report on Form 10-K for its fiscal year ending December 31, 1997 (the "FISCAL YEAR END"), all Forms 10-Q and 8-K filed by Acquirer with the Securities and Exchange Commission since the Fiscal Year End and up to the date of this Agreement and all proxy materials distributed to Acquirer's stockholders since the Fiscal Year End and up to the date of this Agreement (the "ACQUIRER DISCLOSURE PACKAGE").

          5.6  SEC Reports. Acquirer has filed all required forms, reports and
               -----------
documents with the SEC since its initial public offering (collectively, the "SEC REPORTS"), each of which has complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange

Act of 1934, as amended, and the rules and regulations thereunder (the "EXCHANGE ACT"), each as in effect on the date so filed. The audited consolidated financial statements and unaudited consolidated interim financial statements of Acquirer included in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q referred to above, were prepared in accordance with GAAP consistently applied throughout the periods specified therein, are correct and complete, and present fairly, in all material respects, the consolidated financial position and results of operations of Acquirer for the periods specified therein, subject in the case of the unaudited consolidated interim financial statements to an absence of footnotes and to normal year-end audit adjustments. The Acquirer Disclosure Package, this Agreement, the exhibits hereto and any certificates or documents to be delivered to Target pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

          5.7  Litigation. There is no Proceeding pending against Acquirer and,
               ----------
to Acquirer's Knowledge, there currently exists no set of circumstances which Acquirer believes is likely to result in any Proceeding nor has any Proceeding been threatened, that, if determined adversely to the interests of Acquirer, would have a material adverse effect on Acquirer's ability to enter into the Acquirer Merger Agreements or to effect the Merger or would have a Material Adverse Effect on Acquirer.

          5.8  Compliance with Laws. Acquirer has complied with, is not in
               --------------------
violation of, and has not received any notices of violations with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not have a Material Adverse Effect on Acquirer.

          5.9  No Brokers' Fees. Acquirer is not obligated for the payment of
               ----------------
fees or expenses of any investment banker, broker, finder or other agent in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

          5.10 Interim Operations of Merger Sub. Merger Sub was formed solely
               --------------------------------
for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. All of the issued and outstanding shares of Merger Sub capital stock are held by Acquirer.

          5.11 Merger Sub. Merger Sub hereby makes all of the same
               ----------
representations and warranties as Acquirer set forth above in this Article 5, except for Sections 5.5 and 5.10, by substituting "Merger Sub" for "Acquirer" in the foregoing Article 5 text.

          5.12 Investment Intent; Access to Information. Acquirer is acquiring
               ----------------------------------------
the equity securities of the Surviving Corporation to be acquired by Acquirer as a result of the Merger for Acquirer's own account and Acquirer has the present intention of holding such equity securities for investment purposes and not with a view to, or for sale in connection with, any public distribution of such equity securities in violation of any federal or state securities law. Acquirer has been furnished with or been given adequate access to information about Target as it has requested.

          5.13 Registration Statement; Information Statement. The Form S-3
               ---------------------------------------------
shall not, at the time the Form S-3 (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Date any event relating to Acquirer, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Acquirer or Merger Sub which should be set forth in an amendment to the Target Information Statement, Acquirer or Merger Sub will promptly inform Target. Notwithstanding the foregoing, Acquirer and Merger Sub make no representation or warranty with respect to any information supplied by Target which is contained in any of the foregoing documents.

     6. PRE-CLOSING PERIOD COVENANTS OF TARGET. During the period of time from the date of this Agreement until the Closing Date (the "Pre-Closing Period"), unless such other time period or date is explicitly specified, Target covenants and agrees as follows:

          6.1  Access to Information.
               ---------------------

               (a) Target will provide Acquirer and its attorneys and accountants with full access (except with respect to technical trade secrets), at reasonable times and in a reasonable manner, to all files, books and records of Target (including without limitation all existing books, Contracts, leases, licenses, records, tax returns, work papers and other documents and information related to Target).

               (b) Target will provide Acquirer with copies of such existing books, Contracts, leases, licenses, records, tax returns, work papers and other documents and information related to Target as Acquirer may reasonably request (with the understanding of all parties that all such access and investigation shall be and remain subject to the confidentiality provisions of this Agreement and, to the extent set forth in Section 3.2, the NDA).

               (c) Target will cause its accountants to cooperate with Acquirer and its agents in making available all financial information reasonably requested.

               (d) Unless otherwise mutually agreed to, all: (i) communications regarding the Merger; (ii) requests for additional information; (iii) requests for facility tours or management meetings; and (iv) discussions or questions regarding procedures, will be submitted or directed to Hilmi Ozguc or Scott Kliger.

          6.2  Advice of Changes; Duty to Update.
               ---------------------------------

               (a) Target will promptly advise Acquirer in writing of: (i) the discovery by Target of any event, condition, fact or circumstance occurring on or prior to the date of this Agreement that would render any representation or warranty by Target contained in this Agreement untrue or inaccurate in any material respect; (ii) any event, condition, fact or circumstance occurring subsequent to the date of this Agreement that would render any representation or warranty by Target contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect;
(iii) any breach of any covenant or obligation of Target pursuant to this Agreement or any other Target Merger Agreements; (iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Article 9 impossible or unlikely; and (v) any Material Adverse Effect.

               (b) If any event, condition, fact or circumstances that is required to be disclosed pursuant to Section 6.2(a) requires any material change in the Target Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Target Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstances, then Target shall promptly deliver to Acquirer an update to the Target Disclosure Schedule specifying such change.

               (c) Target will promptly update any relevant and material information provided to Acquirer after the date of this Agreement pursuant to the terms hereof.

          6.3  Maintenance of Business.
               -----------------------

               (a) Target will use its Best Efforts to conduct its operations exclusively in the Ordinary Course of Business and in the same manner as such operations have been conducted prior to the date of this Agreement.

               (b) Target will use its Best Efforts to carry on and preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all customers, suppliers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with Target other than those relationships which would not have a Material Adverse Effect.

               (c) Target will use its Best Efforts to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear.

               (d) Target will use its Best Efforts to keep in full force all insurance policies identified in Section 4.20 of the Target Disclosure Schedule and obtain any additional insurance required consistent with past practices for its business and property.

               (e) If Target becomes aware of a deterioration in the relationship with any customer, supplier, landlord, creditor, licensor, licensee, employee or other Person which would have a Material Adverse Effect, it will promptly bring such information to the attention of Acquirer in writing and, if requested by Acquirer, will exert its Best Efforts to restore the relationship.

          6.4  Covenants.  Except as set forth in Schedule 4.16(b), Target will
               ---------
not, without the prior written consent of an officer of Acquirer, which consent shall not be unreasonably withheld:

               (a) form any subsidiary or acquire any equity interest or other interest in any other Entity;

               (b) amend the Target Certificate of Incorporation, its bylaws or any other charter document;

               (c) sell, issue, grant or authorize the issuance or grant of: (i) any shares of its capital stock of any class or other security (other than pursuant to the exercise of currently outstanding options, warrants or conversion of Preferred Stock); (ii) any option, call, warrant, obligation, subscription, option or right to acquire any capital stock or any other security, except for New Options; or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

               (d) declare, set aside or pay any dividend on, or make any other distribution in respect of, Target's capital stock;

               (e) effect any split, combination or recapitalization of Target's capital stock or any direct or indirect redemption, purchase or other acquisition of Target's capital stock (other than pursuant to repurchase upon an employee's termination of employment), or effect or be a party to any transaction relating to a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

               (f) merge, consolidate, acquire or otherwise reorganize with any entity other than Merger Sub or Acquirer, or accept or enter into any Acquisition Proposal;

               (g) sell, give away or otherwise transfer or dispose, or lease or license any Target asset, including without limitation placing any Target IP Right in the public domain or otherwise disposing of or transferring any Target IP Right or licensing the source code of any Target IP Right, to any other Person, except for products sold (subject to the $100,000 limit in Section 4.11(a)(v)) and Target IP Rights licensed by Target in the Ordinary Course of Business;

               (h) pledge or hypothecate any of its assets or otherwise permit any of its assets to become subject to any Encumbrance, except in the Ordinary Course of Business and subject to the $100,000 limit in Section 4.11(a)(v);

               (i) make any capital expenditures, except for such capital expenditures as in the aggregate, measured by invoice amount, do not exceed $100,000 or were consented to by Acquirer in writing;

               (j) enter into any material lease or Contract for the purchase or sale of any property, real or personal, except in the Ordinary Course of Business consistent with past practice;

               (k) borrow any money other than in the Ordinary Course of Business, but in any event not exceeding $10,000 (except that Target may borrow up to $500,000, or a larger amount with the prior written consent of Acquirer, under the $1.5 million Bridge Loan Agreement with Silicon Valley Bank);

               (l) make any loan or advance to any other Person, including without limitation any Target Stockholder, officer or director (except for normal employee travel advances in the Ordinary Course of Business);

               (m) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the Ordinary Course of Business, consistent with past practice, which are not material in amount;

               (n) establish, amend or adopt any Target Employee Plan or Target Benefit Arrangement (defined in Sections 4.18(d)-(e)), pay any bonus, make any profit sharing or similar payment, increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable, or grant any severance or termination pay to any of its directors, officers or employees, other than as required under agreements existing on the date of this Agreement as disclosed in Section 4.11(b) of the Target Disclosure Schedule; or enter into any new employment or consulting agreement with any such person;

               (o) write off as uncollectable, or establish any extraordinary reserve with respect to, any account receivable or other indebtedness, except in the Ordinary Course of Business;

               (p) forgive any debt or Encumbrance or otherwise release or waive any right or claim, in any case, involving over $100,000;

               (q) amend or terminate any Contract or license to which it is a party except those amended or terminated in the Ordinary Course of Business which are not material in amount or effect;

               (r) terminate any of its Key Employees or management;

               (s) change any of its methods of accounting or accounting practices in any respect (other than as required by GAAP);

               (t) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to Acquirer for its review prior to filing;

               (u) commence any litigation or dispute resolution process involving over $100,000;

               (v) take any action that would be reasonably likely to interfere with the tax-free reorganization status of the Merger;

               (w) enter into any transaction or take any other action outside the Ordinary Course of Business; or

               (x) agree, commit or enter into any Contract to do any of the things described in the preceding Sections 6.4(a) through 6.4(w).

          6.5  Target Stockholders' Approval. As promptly as practicable after
               -----------------------------
the date of this Agreement and prior to the Effective Time, Target with the cooperation of Acquirer will solicit consent of its stockholders to submit this Agreement, the Merger and related matters for the consideration and approval of the Target Stockholders (the "TARGET INFORMATION STATEMENT"), which approval has been recommended by Target's Board of Directors and management.

          6.6  Regulatory Approvals. Target will execute and file, or join in
               --------------------
the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which Acquirer may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement, including without limitation any required filings under the HSR Act. Target will use its Best Efforts to obtain all such authorizations, approvals and consents.

          6.7  Necessary Consents. Target will use its Best Efforts to obtain
               ------------------
such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Sections 6.5 and 6.6 to allow the consummation of the transactions contemplated by this Agreement and to allow Acquirer to carry on Target's business after the Effective Time.

          6.8  Litigation. Target will notify Acquirer in writing promptly after
               ----------
learning of any material Proceedings by or before any court, board or governmental agency, initiated by or against Target, or known by Target to be threatened against it. If Target becomes subject to a review by the Internal Revenue Service or any other taxing agency or authority for accounting periods prior to the

Closing Date (including but not limited to any short tax year resulting from the Merger), then Target acknowledges that Acquirer will be entitled to participate in such review and that Target shall be responsible for payment of any assessment. Target will not enter into any settlement or other stipulation with respect to any such review without the written consent of Acquirer, which consent will not be unreasonably withheld.

          6.9  No Other Negotiations.
               ---------------------

               (a) From the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, Target shall not (nor will Target permit any of its officers directors, stockholders, agents, representatives or affiliates to, directly or indirectly: (i) solicit, initiate, entertain, encourage or induce the making, submission or announcement of, any Acquisition Proposal by any Person other than Acquirer, or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Target to, or afford any access to the properties, books or records of Target to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any Person other than Acquirer, in connection with any Acquisition Proposal with respect to Target. Target will not, and will instruct each of its representatives not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal by any Person other than Acquirer. Target shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. Without limiting the generality of the foregoing, any violation of any of the restrictions set forth in the preceding sentence by any representative of Target shall be deemed to constitute a breach of this Section 6.9 by Target.

               (b) Target will notify Acquirer as promptly as practicable if it receives any proposal or written inquiry or written request for Target in connection with an Acquisition Proposal or potential Acquisition Proposal and, as promptly as practicable, notify Acquirer of the significant terms and conditions of any such Acquisition Proposal, as well as the identity of the third party submitting such Acquisition Proposal.

          6.10 No Solicitation of Employees. In the event of Termination of
               ----------------------------
this Agreement, Target will not directly or indirectly: (a) initiate or maintain contact (except for contacts made in the Ordinary Course of Business) with any officer, director or employee of Acquirer regarding its business, operations, prospects or finances, or (b) solicit or offer to hire any employee of Acquirer or persuade any employee of Acquirer to terminate his or her employment before November 23, 1999. An employment advertisement that is placed in a national or regional publication and is directed at members of the public generally shall not constitute a breach of clause "(b)" in the preceding sentence.

          6.11 Target Dissenting Stockholders. As promptly as practicable after
               ------------------------------
the Target Stockholders' Meeting and prior to the Closing Date, Target shall furnish Acquirer with the name and address of each holder of Dissenting Shares, if any, and the number of Dissenting Shares owned by such holder.

          6.12 Stockholder's Questionnaire and Other Securities Laws
               -----------------------------------------------------
Compliance.
----------
               (a) Target will shall appoint a "purchaser's representative" (as defined by Rule 501(h) of the Securities Act) and take any other actions necessary to help qualify the issuance of the Exchange Shares as a "private placement" under Regulation D and/or Section 4(2) of the Securities Act.

Any out-of-pocket costs of such purchaser's representative shall be borne equally by Acquirer on one hand and Target Stockholders on the other.

               (b) Acquirer and Target shall prepare, with the cooperation of each other, a disclosure document for the offer and sale of the Exchange Shares (the "INFORMATION STATEMENT"). Acquirer and Target shall use its Best Efforts to cause the Information Statement to comply in all material respects with the information requirements of Rule 502(b) of the Securities Act (and all other applicable federal and state securities laws requirements) so that Acquirer may avail itself of the Rule 506 exemption of the Securities Act if Acquirer so chooses. Acquirer and Target shall use its Best Efforts, with the cooperation of each other, to cause the Information Statement to be distributed to the Target Stockholders as promptly as practicable after the date first written above. Acquirer and Target shall update the Information Statement if it becomes aware of any facts that might make it necessary or appropriate to amend or supplement the Information Statement to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Notwithstanding the foregoing, Target nor Acquirer shall include in the Information Statement any information with respect to the other party or its affiliates or associates without the consent of such other party, which consent shall not be unreasonably withheld.

               (c) Target will use its Best Efforts to cause each Target Stockholder to execute and deliver to Acquirer a certificate in substantially the form attached as Exhibit J (the "TARGET STOCKHOLDER'S QUESTIONNAIRE").
                     ---------

          6.13 Blue Sky Laws. Target shall use its Best Efforts to assist
               -------------
Acquirer to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

          6.14 Tax Free Reorganization. Target will cooperate with the other
               -----------------------
parties and take all reasonable actions as may be necessary to ensure that this Agreement involves a tax-free plan of reorganization and that the Merger is consummated in accordance with the provisions of Section 368(a)(1)(A) and
Section 368(a)(2)(E) of the Code.

          6.15 Best Efforts. Target will use its Best Efforts to satisfy or
               ------------
cause to be satisfied all the conditions precedent which are set forth in
Article 9 on or before December 31, 1998, subject to any regulatory approvals or requirements. Target will use its Best Efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     7. PRE-CLOSING PERIOD COVENANTS OF ACQUIRER. During the Pre-Closing Period, unless such other time period or date is explicitly specified, Acquirer covenants and agrees as follows:

          7.1  Access to Information. Acquirer shall permit Target and its
               ---------------------
attorneys and accountants to conduct due diligence to the extent that is customary for private companies that are acquired by public companies. Unless otherwise mutually agreed to, all: (a) communications regarding the Merger; (b) requests for additional information; (c) requests for facility tours or management meetings; and (d) discussions or questions regarding procedures, will be submitted or directed to Charles Moldow.

          7.2  Advice of Changes; Duty to Update.
               ---------------------------------

               (a) Acquirer will promptly advise Target in writing of: (i) the discovery by Acquirer of any event, condition, fact or circumstance occurring on or prior to the date of this Agreement that would render any representation or warranty by Acquirer contained in this Agreement untrue or inaccurate in any material respect; (ii) any event, condition, fact or circumstance occurring subsequent to the date of this Agreement that would render any representation or warranty by Acquirer contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect;
(iii) any breach of any covenant or obligation of Acquirer pursuant to this Agreement or any other Acquirer Merger Agreements; (iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Article 8 impossible or unlikely; and (v) any Material Adverse Effect.

               (b) If any event, condition, fact or circumstances that is required to be disclosed pursuant to Section 7.2(a) requires any material change in the Acquirer Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Acquirer Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstances, then Acquirer shall promptly deliver to Target an update to the Acquirer Disclosure Schedule specifying such change.

               (c) Acquirer will promptly update any relevant and material information provided to Target after the date hereof pursuant to the terms of this Agreement. Acquirer will furnish to Target, promptly after filed with the SEC, any reports filed with the SEC during the Pre-Closing Period.

          7.3  Conduct of Business. Acquirer will use its Best Efforts to
               -------------------
preserve its business without material impairment.

          7.4  Regulatory Approvals. Acquirer will execute and file, or join in
               --------------------
the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Target may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Acquirer will use its Best Efforts to obtain all such authorizations, approvals and consents.

          7.5  Necessary Consents. Acquirer will use its Best Efforts to obtain
               ------------------
such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 7.4 to allow the consummation of the transactions contemplated hereby and to allow Acquirer to carry on Target's business after the Closing.

          7.6  No Solicitation of Employees. In the event of Termination of this
               ----------------------------
Agreement, Acquirer will not directly or indirectly: (a) initiate or maintain contact (except for contacts made in the Ordinary Course of Business) with any officer, director or employee of Target regarding its business, operations, prospects or finances, or (b) solicit or offer to hire any employee of Target or persuade any employee of Target to terminate his or her employment before November 23, 1999. An employment advertisement that is placed in a national or regional publication and is directed at members of the public generally shall not constitute a breach of clause "(b)" in the preceding sentence.

          7.7  Blue Sky Laws. Acquirer shall take such steps as may be necessary
               -------------
to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the

Merger; provided, however, that Acquirer shall not be required to qualify to do business or execute a general consent to service of process in any jurisdiction.

          7.8  Tax Free Reorganization. Acquirer will cooperate with the other
               -----------------------
parties and take all reasonable actions as may be necessary to ensure that this Agreement involves a tax-free plan of reorganization and that the Merger is consummated in accordance with the provisions of Section 368(a)(1)(A) and
Section 368(a)(2)(E) of the Code.

          7.9  Best Efforts. Acquirer will use its Best Efforts to satisfy or
               ------------
cause to be satisfied all the conditions precedent which are set forth in
Article 8 on or before December 31, 1998, subject to any regulatory approvals or requirements. Acquirer will use its Best Efforts to cause the transactions contemplated by this Agreement to be consummated.

     8. CONDITIONS TO OBLIGATIONS OF TARGET. Target's obligations to consummate the Merger and to take the other actions contemplated in this Agreement are subject to the fulfillment or satisfaction, at or prior to the Closing, of each of the following conditions (any one or more of which may be individually waived by Target, but only in a writing signed by Target):

          8.1  Accuracy of Representations and Warranties. The representations
               ------------------------------------------
and warranties of Acquirer and Merger Sub set forth in Article 5 shall be true and accurate in every material respect (other than to the extent any such change is a result of the Merger) on and as of the Closing Date with the same force and effect as if they had been made at the Closing (except for reps made as of a date certain and for those disclosed in a Disclosure Schedule dated as of, and delivered to Acquirer on, the Closing Date), and Target shall have received a certificate to such effect executed by an officer of each of Acquirer and Merger Sub on behalf of each of Acquirer and Merger Sub.

          8.2  Covenants. Acquirer shall have performed and complied in all
               ---------
material respects with all of its covenants contained in Article 7 at or prior to the Closing, and Target shall have received a certificate to such effect executed by an officer of Acquirer on behalf of Acquirer.

          8.3  Compliance with Law. There shall be no Order or threat of an
               -------------------
Order, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

          8.4  No Material Adverse Change. Acquirer shall not have experienced
               --------------------------
any Material Adverse Change, other than to the extent that any such change is a result of the proposed Merger. For the purpose of this Section 8.4, a decline in the market price of Acquirer's common stock will not in and of itself constitute a Material Adverse Change. Target shall have received a certificate to the effect that no Material Adverse Change has occurred, executed by an officer of Acquirer on behalf of Acquirer.

          8.5  Government Consents. There shall have been obtained at or prior
               -------------------
to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

          8.6  Consents. Target shall have received duly executed copies of all
               --------
material third-party consents and approvals contemplated by this Agreement and/or the Target Disclosure Schedule for Target to consummate the transactions contemplated by this Agreement or the Target Disclosure

Schedule in form and substance reasonably satisfactory to Target, except for such consents and approvals as Acquirer shall have agreed shall not be obtained.

          8.7   Documents. Target shall have received all written consents,
                ---------
assignments, waivers, authorizations or other certificates reasonably deemed necessary by Target or Target's legal counsel for Target to consummate the transactions contemplated hereby.

          8.8   Target Stockholder Approval. Target's Stockholders shall have
                ---------------------------
approved and adopted this Agreement and the Merger by a favorable vote of the requisite percentage of shares of outstanding capital stock of Target entitled to vote on this Agreement and the Merger by written consent, which complied in all respects with the Target Certificate of Incorporation, Target's bylaws and other charter documents and all applicable law.

          8.9   Tax Representations. Target shall have received a certificate of
                -------------------
tax representations substantially in the form of Exhibit E-1 executed by the
                                                 -----------
Secretary of Acquirer on behalf of Acquirer and the Secretary of Merger Sub on behalf of Merger Sub (the "Acquirer and Merger Sub Tax Representations").

          8.10  Legal Opinion. Target shall have received an opinion of
                -------------
Acquirer's counsel, of Fenwick & West LLP, in form reasonably satisfactory to Acquirer and its counsel and dated as of the Closing Date. In rendering such opinion, Fenwick & West LLP shall be entitled to rely upon representations of officers of Acquirer, Merger Sub and Target in the Acquirer and Merger Sub Tax Representations, the Target Tax Representations and in the Merger Agreements. Target shall have received an opinion of its counsel dated as of the Closing Date that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Code (the "Tax Opinion"); provided, however, that if Acquirer and Acquirer Sub have delivered the Tax Representations attached hereto as Exhibit
                                                                       -------
E-1, the delivery of the Tax Opinion shall not be a condition to closing.
---

     9. CONDITIONS TO OBLIGATIONS OF ACQUIRER. Acquirer's obligations to consummate the Merger and to take the other actions contemplated in this Agreement are subject to the fulfillment or satisfaction, at or prior to the Closing, of each of the following conditions (any one or more of which may be individually waived by Acquirer, but only in a writing signed by Acquirer):

          9.1   Accuracy of Representations and Warranties. The representations
                ------------------------------------------
and warranties by Target set forth in Article 4 shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing (except for representations that are made as of a date certain), and Acquirer shall have received a certificate to such effect executed by the President and Secretary of Target on behalf of Target.

          9.2   Covenants. Target shall have performed and complied in all
                ---------
material respects with all of the covenants contained in Article 6 at or prior to the Closing, and Acquirer shall have received a certificate to such effect executed by the President and Secretary of Target on behalf of Target.

          9.3   Compliance with Law. There shall be no Order or threat of an
                -------------------
Order, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

          9.4   No Material Adverse Change. Target shall not have experienced
                --------------------------
any Material Adverse Change, other than to the extent that any such change is a result of the proposed Merger. Acquirer shall have received a certificate to such effect executed by the President and Secretary of Target on behalf of Target.

          9.5   Government Consents. There shall have been obtained at or prior
                -------------------
to the Closing such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

          9.6   Third-Party Consents; Assignments. Acquirer shall have received
                ---------------------------------
duly executed copies of all material third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Target Disclosure Schedule or reasonably deemed necessary by Acquirer's legal counsel to provide for the continuation in full force and effect of any and all Material Contracts and leases of Target and for Acquirer to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to Acquirer. Acquirer shall have also received an assignment of that certain patent application described in Section 4.10(b)3 of the Target Disclosure Schedule.

          9.7   No Litigation. No litigation or Proceeding shall be threatened
                -------------
or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which would be reasonably expected to have a Material Adverse Effect.

          9.8   Termination of Rights. Any registration rights (other than those
                ---------------------
set forth in the Rights Agreement), rights of refusal, rights to any liquidation preference, or redemption rights of any Target Stockholder shall have been terminated or waived as of the Closing Date.

          9.9   Dissenting Shares. The aggregate number of Dissenting Shares
                -----------------
shall not constitute more than five percent (5%) of the Total Target Shares.

          9.10  Target Stockholder Approval. Acquirer shall have received a copy
                ---------------------------
of a resolution, certified by the Secretary of Target, to the effect that Target's Stockholders have approved and adopted this Agreement and the Merger by a favorable vote of the requisite percentage of shares of outstanding capital stock of Target entitled to vote on this Agreement and the Merger by written consent, which vote complied in all respects with the Target Certificate of Incorporation, Target's bylaws and other charter documents and all applicable law.

          9.11  Escrow Agreement. Acquirer shall have received the Escrow
                ----------------
Agreement, executed by Target and State Street Bank (as the Representative for all Target Stockholders), providing for the escrow of the Escrow Shares pursuant to the terms and conditions of the Escrow Agreement in substantially the form attached as Exhibit C.
            ---------

          9.12  Rights Agreement. Acquirer shall have received the Rights
                ----------------
Agreement, executed by each of the Target Stockholders, Key Employees, in substantially the form attached as Exhibit D.
                                   ---------

          9.13  Non-Compete and Other Non-Competition Agreements. Acquirer shall
                ------------------------------------------------
have received from Target copies of non-competition agreements in substantially the form attached as

Exhibit F-1 entered into with all Target employees and copies of Non-Compete
-----------
Agreements in substantially the form attached as Exhibit F-2 executed by each
                                                 -----------
of the Key Employees.

          9.14  Target Stockholder's Questionnaires. Acquirer shall have
                ------------------------------------
received Target Stockholder's Questionnaires from holders of all of the then-outstanding Total Exchange Shares.

          9.15  Tax Representations. Acquirer shall have received a certificate
                -------------------
of tax representations substantially in the form of Exhibit E-2 executed by the
                                                    -----------
Secretary of Target on behalf of Target (the "Target Tax Representations").

          9.16  Legal Opinions. Acquirer shall have received an opinion of
                --------------
Target's counsel, Ropes & Gray, reasonably satisfactory to Target and its counsel dated as of the Closing Date. In rendering such opinions, Ropes & Gray shall be entitled to rely upon representations of officers of Acquirer, Merger Sub and Target in the Acquirer and Merger Sub Tax Representations, the Target Tax Representations and in the Merger Agreements.

          9.17  Resignation of Directors. Acquirer shall have received an
                ------------------------
executed letter from each Target director in office immediately prior to the Effective Time of the Merger to the effect that each such director agrees to resign his or her post as a director of the Surviving Corporation effective as of the Effective Time of the Merger.

     10.  TERMINATION OF AGREEMENT AND CONTINUING OBLIGATIONS

          10.1  Right to Terminate.
                ------------------

                (a)  Voluntary Termination.
                     ---------------------

                     This Agreement may be terminated by Acquirer and/or Target and the Merger abandoned at any time prior to the Closing, whether before or after approval by the Target Stockholders:

                     (i)    by the mutual written consent of both parties;

                     (ii) by either party, if such party (including its stockholders) is not in material breach of any representation, warranty, covenant or agreement contained in this Agreement, and such other party is in material breach of any representation, warranty, covenant or agreement contained in this Agreement and such breaching party fails to cure such material breach within fifteen (15) days of written notice of such material breach from the non-breaching party;

                     (iii) by either party, if any of the conditions precedent to such party's obligations set forth in Article 8 (if Target) or Article 9 (if Acquirer) have not been fulfilled or waived at and as of the Closing; or

                     (iv) by either party, if there is a final nonappealable Order of a federal or state court in effect preventing consummation of the Merger, or if any statute, rule, regulation or Order is enacted, promulgated or issued or deemed applicable to the Merger by any governmental body that would make consummation of the Merger illegal.

                (b)  Automatic Termination. Unless otherwise agreed by Acquirer
                     ---------------------
and Target, this Agreement will automatically terminate if all conditions to the Closing have not been satisfied or waived on or before February 15, 1999; provided, however, that the right to terminate this Agreement under this Section 10.1 shall not be available to any party if such party (or its stockholders') breach of any representation, warranty, covenant or agreement contained in this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date.

          10.2  Termination Procedures. If either party wishes to terminate this
                ----------------------
Agreement pursuant to Section 10.1, such party shall deliver to the other party a written notice stating that such party is terminating this Agreement and setting forth a brief description of the basis of such termination. Termination of this Agreement will be effective upon the delivery of such notice.

          10.3  Continuing Obligations. Following any termination of this
                ----------------------
Agreement pursuant to this Article 10, the parties to this Agreement will continue to be liable for breaches of this Agreement prior to such termination and will continue to perform their respective obligations under Sections 3.2, 6.10, 7.6 and 11.2. Except for the continuing obligations set forth in the preceding sentence, the parties to this Agreement will be without any further obligation or Liability upon any party in favor of the other party. However, nothing in this Section 10.3 will limit the obligations of each party to use its Best Efforts to cause the Merger to be consummated, as set forth in Sections
6.15 and 7.9.

          10.4 Acquirer shall comply with the reporting requirements of Section 13 and 15(d) of the Exchange Act and shall comply with all other public information reporting requirements of the SEC (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Exchange Shares. Acquirer shall also cooperate with each holder of any Exchange Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of a Rule 144 exemption from the Securities Act for the sale of any Exchange Shares.

          10.5  Directors and Officers Indemnification. From and after the
                --------------------------------------
Effective Time, Acquirer and Surviving Corporation shall indemnify, defend and hold harmless each person who is now or has been at any time prior to the date hereof, an officer or director of Target (collectively, the "D&O GROUP") to the same extent that such officer or director is indemnified by Target pursuant to the Target's charter and by-laws, as in effect on the date hereof, for acts or omissions in such person's capacity as an officer or director of Target occurring on or prior to the Effective Date, provided that (i) the D&O Group may retain only one law firm to represent them with respect to any single action, which firm shall be reasonably satisfactory to Acquirer and Surviving Corporation, unless there is, under applicable standards of professional conduct, conflict on any significant issue between the positions of any two or more members of the D&O Group, (ii) Acquirer and Surviving Corporation shall pay the reasonable fees and expenses of such counsel and (iii) Acquirer and Surviving Corporation shall not be liable for any settlement effected without their written consent.

     11.  SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES

          11.1  Survival of Representations. All representations, warranties,
                ---------------------------
covenants and agreements of Acquirer and Merger Sub contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement or the Escrow Period, whereupon such representations, warranties, covenants and agreements will expire (except for covenants that by their terms survive for a longer period). All representations, warranties, covenants and agreements of Target contained in this Agreement will remain operative and in full force and effect from the date of this

Agreement until the earlier of the termination of this Agreement or the expiration of the Escrow Period, whereupon such representations, warranties, covenants and agreements will expire (except for provisions that by their terms survive for a longer period).

          11.2  Agreement by Target and Target Stockholders to Indemnify.
                --------------------------------------------------------
Subject to the limitations set forth in this Article 11, Target and each of the Target Stockholders, severally but not jointly, hereby agree to indemnify and hold harmless Acquirer and its officers, directors, agents and employees, and each person, if any, who controls or may control Acquirer within the meaning of the Securities Act from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, reduced by any recovery under policies of insurance ("TARGET DAMAGES"):

                (a) arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Target or Target Stockholder in this Agreement or any agreement, certificate, document or instrument delivered by or on behalf of Target pursuant to this Agreement;

                (b) resulting from any failure of any Target Stockholder: (i) to have good, valid and marketable title to the issued and outstanding Target Common Stock held by such stockholder, free and clear of Encumbrances other than Permitted Encumbrances, or (ii) to have full right, capacity and authority to vote such Target Common Stock in favor of the Merger and the other transactions contemplated by the Certificate of Merger;

                (c) including without limitation any Liability pursuant to that matter referred to in Schedule 4.22.

          11.3  Agreement by Acquirer to Indemnify. Subject to the limitations
                ----------------------------------
set forth in this Article 11, Acquirer hereby indemnify and hold harmless Target and its officers, directors, agents and each of the Target Stockholders and employees, and each person, if any, who controls or may control Target or any Target Stockholder within the meaning of the Securities Act from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, reduced by any recovery under policies of insurance arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Acquirer or Merger Sub in this Agreement or any agreement certificate, document or instrument delivered by or on behalf of Acquirer or Merger Sub pursuant to this Agreement or in connection with the New Target Option Plan (except for claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses related to the valid approval thereof) ("ACQUIRER DAMAGES" and together with Target Damages, "DAMAGES").

          11.4  Limitations on Liability; Exceptions.
                ------------------------------------

                (a) Limitations on Liability. Except as set forth in
                    ------------------------
Section 11.4(b), the Escrow Shares and any other assets deposited in escrow pursuant to the Escrow Agreement shall be the Indemnified Persons' sole recourse under Section 11.2, and no claim for Damages shall first be made under Section
11.2 after expiration of the Escrow Period. Except as set forth in Section 11.4(b), the aggregate amount of Acquirer Damages shall not exceed $7,500,000. Except as set forth in Section 11.4(b), the remedies set forth in this Article 11 shall be the exclusive remedies of Acquirer and the other Indemnified Persons against any Target Stockholder, but shall not be deemed to limit any other remedies of Acquirer, legal or otherwise, against Target.

                (b) Exceptions to Limitations on Liability. None of the
                    --------------------------------------
limitations set forth in Section 11.4(a) shall in any manner limit the liability or indemnification obligations of the Target Stockholders or Acquirer with respect to: (i) intentional fraud or willful misconduct, (ii) any breach of the representations and warranties made in Section 4.5 or the first sentence of
Section 5.4 of this Agreement or (iii) any matter or claim described in Section 11.2(b) or (c) hereof. Any such liability, to the extent it exceeds the Escrow Shares and any other assets deposited in escrow pursuant to the Escrow Agreement, shall be several and not joint with respect to each Indemnified Person.

                (c) Deductible. The indemnification provided for in this
                    ----------
Article 11 shall not apply unless the aggregate Target Damages or Acquirer Damages, as the case may be, for which one or more Indemnified Persons seeks indemnification exceeds $250,000. In the event that such Damages do exceed $250,000, Target Stockholders or Acquirer, as the case may be, will indemnify only the amount of such Damages in excess of $250,000. The deductible in this
Section 11.3(c) shall not apply to any liability arising pursuant to Section 11.2(c) hereof.

          11.5  No Additional Representations. Neither Target nor Acquirer or
                -----------------------------
Merger Sub has made and is not making any representation, warranty, covenant or agreement, express or implied, with respect to the matters contained in this Agreement or the other Merger Agreements other than the explicit representations, warranties, covenants and agreements set forth herein or therein. Each Indemnifying Party acknowledge and agrees that it will not assert, except pursuant to Article 11, any claim against Acquirer Merger Sub, Target or the Target Stockholders or any of their respective partners, directors, officers, employees, agents, stockholders, consultants, representatives, controlling persons or an Affiliate of any of the foregoing, or any such persons liable for any inaccuracies, misstatements or omissions with respect to information furnished by such persons. Upon making any payment to an Indemnitee for any indemnification claim pursuant to this Article 11, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights which the Indemnitee may have against other persons (other than another Indemnitee) with respect to the subject matter underlying such indemnification claim. Each party shall take all reasonable steps to mitigate all Damages upon and after becoming aware of any event which could reasonably be expected to give rise to any Damages with respect to which indemnification may be requested hereunder.

     12.  MISCELLANEOUS

          12.1  Entire Agreement. The NDA (to the extent set forth in Section
                ----------------
3.2 hereof) Merger Agreement and the exhibits to this Agreement constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

          12.2  Assignment; Binding Upon Successors and Assigns. No party to
                -----------------------------------------------
this Agreement may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.3  No Third Party Beneficiaries. No provisions of this Agreement
                ----------------------------
are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner, employee or any party hereto or any other Person unless specifically provided otherwise herein (including without limitation Section 10.5 hereof), and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

          12.4  Construction of Agreement. This Agreement has been negotiated by
                -------------------------
the respective parties hereto and their attorneys and have been reviewed by each party hereto. Accordingly, no ambiguity in the language of this Agreement will be construed for or against either party.

          12.5  Section Headings. A reference to a section, article or exhibit
                ----------------
will mean a section in, article in or exhibit to this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement, which will be considered as a whole. Any item listed or described in any Schedule pursuant to any Section of this Agreement shall be deemed to have been listed in or incorporated by reference into each other Schedule where such listing or description would be appropriate.

          12.6  No Joint Venture. Nothing contained in this Agreement will be
                ----------------
deemed or construed as creating a joint venture or partnership between any of the parties hereto. Except as explicitly specified herein, no party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. Except as explicitly specified herein, no party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. Except as explicitly specified herein, no party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section 12.6.

          12.7  Time of the Essence. Time is of the essence in the performance
                -------------------
of each of the terms hereof with respect to the obligations and rights of each party hereto.

          12.8  Amendment, Extension and Waivers. At any time prior to the
                --------------------------------
Effective Time, Acquirer, Merger Sub and Target may, to the extent legally allowed: (a) extend the time for performance of any of the obligations of the other party; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant thereto; and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any term or provision of this Agreement may be amended. Any agreement to any amendment, extension or waiver will be valid only if set forth in writing and signed by the party to be bound. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The Agreement may be amended by the parties hereto at any time before or after approval of the Target Stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Target Stockholders without obtaining such further approval.

          12.9  Severability. If any provision of this Agreement or its
                ------------
application will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties will replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          12.10  Governing Law. The validity of this Agreement the construction
                 -------------
of its terms, and the interpretation and enforcement of the rights and duties of the parties of this Agreement will be exclusively governed by and construed in accordance with the internal laws of the State of Delaware, as applied to agreements entered into solely between residents of and to be performed entirely in the State of Delaware, without reference to that body of law relating to conflicts of law or choice of law.

          12.11  Other Remedies. Except as otherwise provided herein, any and
                 --------------
all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

          12.12  Jurisdiction. The parties consent to the personal jurisdiction
                 -------------
of and the venue in the state and federal courts within San Mateo County.

          12.13  Waiver of Trial by Jury. The parties waive any right they may
                 -----------------------
have to a trial by jury in respect of any litigation based on, or arising out of, under or in connection with, the Merger, this Agreement or any other Merger Agreement, or any course of conduct, course of dealing, verbal or written statement or other action of either of the parties hereto.

          12.14  Specific Performance. The parties acknowledge that irreparable
                 --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties shall be entitled to an injunction(s) to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction. This is in addition to any other remedy to which the parties are entitled at law or in equity.

          12.15  Attorneys' Fees. Should suit be brought to enforce or interpret
                 ---------------
any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

          12.16  Notices. All notices, instructions and other communications
                 -------
required or permitted to be given under this Agreement or necessary or convenient in connection herewith must be in writing and shall be deemed given:
(a) when personally served or when delivered by telex or facsimile; (b) one business day after deposit with an overnight courier service as shown by the records of such delivery service; (c) on the business day of transmission if such notice is sent by facsimile and the sender receives electronic confirmation of receipt by the recipient; or (d) on the earlier of actual receipt or the third business day following the date on which the notice is deposited in the United States mail, first class certified or registered mail, postage prepaid, addressed as follows:


If to Acquirer:       At Home Corporation
                      Attention:  General Counsel
                      425 Broadway Street
                      Redwood City, CA  94063
                      Fax Number:  (650) 569-5100
with a copy to:       Fenwick & West LLP
                      Attention: Gordon Davidson, Esq.
                      Two Palo Alto Square
                      Palo Alto, California 94306
                      Fax Number: (650) 494-1417


If to Target:         Narrative Communications Corp.
                      Attention:  President
                      1601 Trapelo Road
                      Waltham, Massachusetts  02451
                      Fax Number:  (781) 290-5312

with a copy to:       Ropes & Gray
                      Attention: Jane Goldstein, Esq.
                      One International Place
                      Boston, Massachusetts
                      Fax Number: (617) 951-7050

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 12.16.

          12.17  Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of each of the parties reflected hereon as signatories.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


AT HOME CORPORATION                NARRATIVE COMMUNICATIONS  CORP.

By:    /s/ Thomas Jermoluk         By:     /s/ Hilmi Ozguc
       ------------------------            -----------------------

Name:  Thomas Jermoluk             Name:   Hilmi Ozguc

Title: Chief Executive Officer     Title:  Chief Executive Officer


TRANSITORY CORPORATION


By:    /s/ Charles Moldow
       ------------------

Name:  Charles Moldow

Title: President



                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                               INDEX OF EXHIBITS

          Exhibits:
          --------

          A.      Form of Certificate of Merger

          B.      Target Certificate of Incorporation

          C.      Form of Escrow Agreement

          D.      Form of Rights Agreement

          E-1.    Acquirer and Merger Sub Tax Representations

          E-2.    Target Tax Representations

          F-1.    Form of Existing Target Non-Competition Agreement

          F-2.    Form of Non-Competition Agreement

          G.      New Target Option Plan

          H.      Target Stockholder Voting Agreement

          I.      Target Financial Statements

          J.      Form of Target Stockholder's Questionnaire